                                                                       Exhibit 2

                                                                  Execution Copy


          ============================================================





                          AGREEMENT AND PLAN OF MERGER


                                      among


                              BHC FINANCIAL, INC.,

                                  FISERV, INC.

                                       and

                            FISERV DELAWARE SUB, INC.





              -----------------------------------------------------


                            Dated as of March 2, 1997

              -----------------------------------------------------




          ============================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                                               Page
                                                                                                               ----
                                                     ARTICLE I

                                                     THE MERGER
         1.1.  The Merger..............................................................................         1
         1.2.  Effective Time..........................................................................         2
         1.3.  Organizational Documents, Directors and Officers
                of the Surviving Corporation...........................................................         2
         1.4.  Further Assurances......................................................................         3
         1.5.  Conversion of Fiserv Sub Common Stock, Common
                Stock and BHC Options..................................................................         3
         1.6.  Delivery of the Merger Consideration....................................................         4
         1.7.  Exchange of Shares......................................................................         4
                                                    ARTICLE II

                                          REPRESENTATIONS AND WARRANTIES
         2.1.  Representations and Warranties of BHC Parent.........................................         5
               2.1.1.  Authorization; No Conflicts; Status of BHC
                        Group, etc..................................................................         5
               2.1.2.  Capitalization...............................................................         7
               2.1.3.  Financial Information........................................................         8
               2.1.4.  Undisclosed Liabilities......................................................         8
               2.1.5.  Absence of Changes...........................................................         9
               2.1.6.  Taxes........................................................................        11
               2.1.7.  Properties and Assets........................................................        15
               2.1.8.  Contracts....................................................................        15
               2.1.9.  Intellectual Property........................................................        16
               2.1.10.  Insurance...................................................................        18
               2.1.11.  Litigation..................................................................        18
               2.1.12.  Compliance with Laws and Other
                         Instruments; Governmental Approvals........................................        18
               2.1.13.  Affiliate Transactions......................................................        20
               2.1.14.  Government Regulation.......................................................        20
               2.1.15.  Labor Matters, etc..........................................................        21
               2.1.16.  ERISA.......................................................................        21
               2.1.17.  Brokers, Finders, etc.......................................................        24
               2.1.18.  Environmental Matters.......................................................        24
               2.1.19.  Pooling of Interests........................................................        25
               2.1.20.  Disclosure..................................................................        26
         2.2.  Representations and Warranties of Fiserv and Fiserv Sub..............................        26
               2.2.1.  Authorization; No Conflicts; Status of
                        Fiserv Group, etc...........................................................        26
               2.2.2.  Capitalization...............................................................        28
               2.2.3.  Undisclosed Liabilities......................................................        28
               2.2.4.  Absence of Adverse Changes or Events.........................................        28
               2.2.5.  Taxes........................................................................        29

                                      (i)

                                                                                                    Page
                                                                                                    ----
                         (d)  Investment Company; No Bankruptcy..................................... 29
               2.2.6.   Title to Properties and Absence of Liens.................................... 29
               2.2.7.   Patents, Licenses and Infringement.......................................... 30
               2.2.8.   Litigation.................................................................. 30
               2.2.9.   Compliance with Laws and Other
                         Instruments; Governmental Approvals........................................ 30
               2.2.10.  ERISA....................................................................... 31
               2.2.11.  Brokers, Finders, etc....................................................... 34
               2.2.12.  Pooling of Interests........................................................ 34
               2.2.13.  Disclosure.................................................................. 34
               2.2.14.  Proxy Statement/Prospectus.................................................. 34
         3.1.  Covenants of BHC Parent.............................................................. 35
               3.1.1.  Conduct of Business.......................................................... 35
               3.1.2.  No Solicitation.............................................................. 36
               3.1.3.  Access and Information....................................................... 37
               3.1.4.  Subsequent Financial Statements and Filings.................................. 37
               3.1.5.  Public Announcements......................................................... 38
               3.1.6.  Further Actions.............................................................. 38
               3.1.7.  Registration Statement....................................................... 40
               3.1.8.  Payment of Dividend.......................................................... 40
               3.1.9.  Offering to BHC Shareholders................................................. 40
               3.1.10. Rights Plan.................................................................. 40
               3.1.11. Issuance of Additional Shares................................................ 40
               3.1.12. Delisting; Transfer Books.................................................... 41
               3.2.1.  Conduct of Business.......................................................... 41
               3.2.2.  Fiserv Acquisition Proposal.................................................. 42
               3.2.4.  Subsequent Financial Statements and Filings.................................. 43
               3.2.5.  Public Announcements......................................................... 43
               3.2.6.  Further Actions.............................................................. 43
               3.2.7.  Tax-Free Reorganization Covenants............................................ 45
               3.2.8.  Employee Benefit Matters..................................................... 45
         3.3.  BHC Options and Option Plans......................................................... 46
         3.4.  Pooling Condition.................................................................... 47
         3.5.  Nasdaq Requirements.................................................................. 47
         3.6.  Registration Statement............................................................... 48

                                                    ARTICLE IV
                                               CONDITIONS PRECEDENT
         4.1.  Conditions to Obligations of Each Party.............................................. 48
               4.1.1.  HSR Act Notification......................................................... 48
               4.1.2.  No Injunction, etc........................................................... 48
               4.1.3.  Other Consents............................................................... 49
               4.1.4.  Approval of Merger Shares for Listing........................................ 49
         4.2.  Conditions to Obligations of Fiserv and Fiserv Sub................................... 49
               4.2.1.  Representations, Performance, etc............................................ 49

                                     (ii)

               4.2.2.  Governmental Approvals....................................................... 49
               4.2.3.  Opinion of Counsel........................................................... 49
               4.2.4.  Proceedings.................................................................. 50
               4.2.5.  FIRPTA Certification......................................................... 50
         4.3.  Conditions to Obligations of BHC Parent.............................................. 50
               4.3.1.  Representations, Performance, etc............................................ 50
               4.3.2.  Governmental Approvals....................................................... 51
               4.3.3.  Opinions of Counsel.......................................................... 51
               4.3.4.  Proceedings.................................................................. 51
               4.3.5.  Tax Opinion.................................................................. 51
               4.3.6.  Certificates................................................................. 51

                                                     ARTICLE V
                                                    TERMINATION
         5.1.  Termination............................................................................. 52
         5.2.  Effect of Termination................................................................... 53

                                                    ARTICLE VI
                                            DEFINITIONS, MISCELLANEOUS
         6.1.  Definition of Certain Terms............................................................. 53
         6.2.  Survival of Representations, Warranties and
                  Covenants............................................................................ 61
         6.3.  Expenses; Transfer Taxes................................................................ 61
         6.4.  Severability............................................................................ 62
         6.5.  Notices................................................................................. 62
         6.6   Miscellaneous........................................................................... 63
               6.6.1.  Headings........................................................................ 63
               6.6.2.  Entire Agreement................................................................ 63
               6.6.3.  Counterparts.................................................................... 63
               6.6.4.  Jurisdictional Matters.......................................................... 64
               6.6.5.  Binding Effect.................................................................. 64
               6.6.6.  Assignment...................................................................... 64
               6.6.7.  No Third Party Beneficiaries.................................................... 64
               6.6.8.  Waiver of Jury Trial............................................................ 65
               6.6.9.  Amendment; Waivers.............................................................. 65

                                     (iii)

                                              EXHIBITS AND SCHEDULES


Exhibit A                             --     Form of Certificate of
                                             Incorporation of
                                             the Surviving Corporation
Exhibit B                             --     Form of By-Laws of the Surviving
                                             Corporation
Exhibit D                             --     Form of Exchange Agreement

Schedule 2.1.1(b)                     --     Company Conflicts and Governmental
                                             Approvals
Schedule 2.1.1(c)                     --     Due Organization
Schedule 2.1.2(b)                     --     Equity Interests of the BHC Group
Schedule 2.1.2(c)                     --     Option Holders
Schedule 2.1.2(d)                     --     Agreements with Respect to Capital
                                             Stock
Schedule 2.1.2(e)                     --     Other Investments
Schedule 2.1.4                        --     Obligations or Liabilities
Schedule 2.1.5                        --     Changes Since December 31, 1996
Schedule 2.1.6(a)                     --     Tax Returns; Payment of Taxes
Schedule 2.1.6(b)                     --     Tax Extensions
Schedule 2.1.6(c)                     --     Tax Filing Groups; Tax Filing
                                             Jurisdictions
Schedule 2.1.6(d)                     --     Tax Audits and Assessments
Schedule 2.1.6(f)                     --     Tax Sharing Arrangements
Schedule 2.1.6(g)                     --     Distributions Other than in
                                             Ordinary
                                             Course of Business
Schedule 2.1.6(h)                     --     Section 481 Adjustments
Schedule 2.1.6(i)                     --     Real Property in Transfer Tax
                                             Jurisdictions
Schedule 2.1.6(j)                     --     Affiliated Group Items
Schedule 2.1.6(m)                     --     Contracts or Plans of Affected by
                                             Change in Control
Schedule 2.1.7                        --     Real Property
Schedule 2.1.8(a)                     --     Contracts
Schedule 2.1.8(b)                     --     Contract Exceptions
Schedule 2.1.9(a)                     --     Intellectual Property
Schedule 2.1.9(b)                     --     Intellectual Property Infringements
Schedule 2.1.10                       --     Insurance Policies
Schedule 2.1.11                       --     Litigation
Schedule 2.1.12(a)                    --     Compliance with Laws
Schedule 2.1.12(b)                    --     Governmental Approvals
Schedule 2.1.13                       --     Affiliate Transactions
Schedule 2.1.14(a)                    --     Regulatory Compliance:
                                             Broker-Dealers
Schedule 2.1.16(a)                    --     ERISA Plans
Schedule 2.1.16(b)                    --     Minimum Funding Standards
Schedule 2.1.17                       --     Brokers, Finders, etc.
Schedule 2.1.18                       --     Environmental Matters
Schedule 2.1.19                       --     Pooling
Schedule 2.2.1(b)                     --     No Conflicts

                                     (iv)

Schedule 2.2.2(c)                     --     Agreements with Respect to Capital
                                             Stock
Schedule 2.2.4                        --     Undisclosed Liabilities
Schedule 2.2.8                        --     Litigation
Schedule 2.2.9(a)                     --     Compliance with Laws
Schedule 2.2.9(b)                     --     Governmental Approvals
Schedule 2.2.10(a)                    --     ERISA Plans
Schedule 3.1.1                        --     Conduct of Business
Schedule 3.2.1                        --     Conduct of Business


                                      (v)

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                  AGREEMENT AND PLAN OF MERGER, dated as of March 2, 1997, among BHC Financial, Inc., a Delaware corporation ("BHC Parent"), Fiserv, Inc., a
                                              ----------
Wisconsin corporation ("Fiserv"), and Fiserv Delaware Sub, Inc., a Delaware
                        ------
corporation ("Fiserv Sub") and a wholly owned subsidiary of Fiserv.
              ----------

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, BHC Parent is a Delaware corporation having authorized capital of 33,000,000 shares of Common Stock, of which 6,330,850 shares are issued and outstanding on the date hereof (capitalized terms used herein without definition having the meanings specified therefor in Section 6.1);

                  WHEREAS, Fiserv, Fiserv Sub and BHC Parent desire to have Fiserv Sub merge with and into BHC Parent (if, but only if, at the time of the merger, Fiserv Sub is a direct wholly-owned Subsidiary of Fiserv) or another direct wholly-owned Subsidiary of Fiserv to which this Agreement may be assigned (in either case, "Fiserv Sub") (the "Merger") on the terms and conditions and
                  ----------         ------
for the consideration described in this Agreement;

                  WHEREAS, in furtherance of such Merger, the Boards of Directors of BHC Parent, Fiserv and Fiserv Sub and the shareholder of Fiserv Sub have approved the Merger upon the terms and subject to the conditions set forth in this Agreement, and, in the case of BHC Parent, has directed that this Agreement be submitted to its shareholders for approval;

                  WHEREAS, BHC Parent, Fiserv and Fiserv Sub desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived therefrom, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  1.1.  The Merger.  In accordance with and subject to
                        ----------
the terms and provisions of this Agreement and the DGCL, at the Effective Time:
(i) Fiserv Sub shall be merged with and into BHC Parent, the separate existence of Fiserv Sub shall cease and BHC

Parent shall be the surviving corporation (the "Surviving Corporation") and
                                                ---------------------
shall continue its corporate existence under the laws of Delaware; (ii) all rights, privileges, immunities, powers, purposes, franchises, properties and assets of BHC Parent and Fiserv Sub shall vest in the Surviving Corporation;
(iii) all debts, liabilities, obligations, restrictions, disabilities and duties of BHC Parent and Fiserv Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation; and (iv) the certificate of incorporation of the Surviving Corporation shall be amended so that it is substantially the same as the certificate of incorporation of Fiserv Sub immediately prior to the Effective Time and (v) the name of the Surviving Corporation shall be changed to "Fiserv Clearing, Inc.". The parties intend that the Merger will meet the requirements of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code and the United States Treasury regulations thereunder.

                  1.2. Effective Time. Upon the terms and subject to the
                       ---------------
conditions of this Agreement, following the satisfaction or waiver of the conditions set forth in Article IV, BHC Parent shall execute and file a Certificate of Merger (together with any other documents required by Applicable Law to effectuate the Merger) with the Secretary of State of the State of Delaware in accordance with Sections 251 and 103 of the DGCL (the "Certificate
                                                                   -----------
of Merger"). Prior to such filing, a closing (the "Closing") will be held at the
---------                                          -------
offices of Ballard Spahr Andrews & Ingersoll, 1735 Market Street, Philadelphia, Pennsylvania 19103 (or such other place as the parties may agree) at 10:00 a.m., Eastern Standard Time, on the Scheduled Closing Date, for the purpose of confirming all of the foregoing. The Merger shall become effective simultaneously with the filing of the Certificate of Merger. The date and time when the Merger shall become effective is referred to in this Agreement as the "Effective Time."

                  1.3. Organizational Documents, Directors and Officers of the
                       -------------------------------------------------------
Surviving Corporation. (a) Certificate of Incorporation. The Certificate of
---------------------      ----------------------------
Incorporation of the Surviving Corporation shall be amended so that from and after the Effective Time, the Certificate of Incorporation of Fiserv Sub in effect immediately prior to the Effective Time, which shall be in the form attached hereto as Exhibit A, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended, altered or repealed as provided therein or by Applicable Law.

                  (b) Bylaws. The Bylaws of the Surviving Corporation shall be
                      ------
amended so that from and after the Effective Time, the bylaws of Fiserv Sub in effect immediately prior to the Effective Time, which shall be in the form attached hereto as Exhibit B, shall be the bylaws of the Surviving Corporation until thereafter amended, altered or repealed as provided therein.

                  1.4. Further Assurances. If at any time after the Effective
                       ------------------
Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of BHC Parent or Fiserv Sub, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to solicit in the name of BHC Parent or Fiserv Sub any third party consents or other documents required to be delivered by any third party, to execute and deliver, in the name and on behalf of BHC Parent or Fiserv Sub, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of BHC Parent or Fiserv Sub, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of BHC Parent or Fiserv Sub and otherwise to carry out the purposes of this Agreement.

                  1.5. Conversion of Fiserv Sub Common Stock, Common Stock and
                       -------------------------------------------------------
BHC Options. (a) Each share of Common Stock of Fiserv Sub outstanding
-----------
immediately prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one share of Common Stock of BHC Parent as the Surviving Corporation in the Merger.

                  (b) Conversion of the Common Stock. Each share of Common Stock
                      ------------------------------
outstanding immediately prior to the Effective Time (except for any share of Common Stock then held in the treasury of BHC Parent or by any Subsidiary of BHC Parent) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a number of shares of Fiserv Common Stock equal to the Conversion Ratio, subject to the provisions of
Section 3.4(b) ("Merger Consideration"). The "Conversion Ratio" shall equal
                 --------------------         ----------------
$33.50 divided by the average of the closing prices as reported in the Wall
                                                                       ----
Street Journal of the Fiserv Common Stock as reported on the NASDAQ National
--------------
Market for the twenty trading day period ending two trading days prior to the Closing Date.

                  (c) Shares Held by BHC Parent or a Subsidiary. Each share of
                      -----------------------------------------
Common Stock that at the Effective Time is held in the treasury of BHC Parent or by any Subsidiary of BHC Parent shall, by virtue of the Merger and without any action on the part of BHC

Parent or any such Subsidiary, be cancelled and retired and cease to exist, without any conversion thereof.

                  (d) No Rights as Stockholders. The holders of certificates
                      -------------------------
representing shares of Common Stock shall as of the Effective Time cease to have any rights as stockholders of BHC Parent, and their sole right shall be the right to receive their share of the Merger Consideration, as determined and paid in the manner set forth in this Agreement.

                  (e) No Fractional Share. Notwithstanding any other provision
                      -------------------
of this Agreement, no certificates or scrip representing fractional Merger Shares shall be issued upon the surrender for exchange of certificates representing Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Fiserv. In lieu of any fractional share of Merger Shares being issued to any stockholder, such fractional share will be rounded down to the nearest whole Merger Share and cash shall be paid to stockholders of BHC Parent in respect of such fractional share based on the Merger Consideration.

                  (f) Options. Each BHC Option outstanding at the Effective Time
                      -------
shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted as described in, and in accordance with, Section 3.3(a) of this Agreement.

                  1.6. Delivery of the Merger Consideration. At the Closing,
                       ------------------------------------
Fiserv shall issue Merger Shares and shall deliver such shares to a bank, trust company or other Person designated by BHC Parent to act as exchange agent for the Merger (the "Exchange Agent").
                 --------------

                  1.7. Exchange of Shares. (a) Surrender of Certificates. At or
                       ------------------      -------------------------
as soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented outstanding Common Stock (the "Certificates") shall, upon surrender to the Exchange Agent of such
            ------------
Certificate or Certificates and acceptance thereof by the Exchange Agent, be entitled to the Merger Consideration into which the aggregate number of shares of Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

                  (b)  Endorsements of Certificates; Transfer Taxes.  If
                       --------------------------------------------
the Merger Consideration is to be delivered to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to delivery of such Merger Consideration that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such Merger Consideration shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Exchange Agent and the Surviving Corporation that such Tax has been paid or is not applicable.

                  (c) Status of Certificates. Until surrendered in accordance
                      ----------------------
with the provisions of this Section 1.7, from and after the Effective Time, each Certificate (other than Certificates representing former shares of Common Stock held in the treasury of the Surviving Corporation or by any Subsidiary of the Surviving Corporation) shall represent for all purposes only the right to receive a portion of the Merger Consideration as determined and paid in the manner set forth in this Agreement.

                  (d) No Further Transfers. After the Effective Time there shall
                      --------------------
be no transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration as provided in Section 1.7(c).



                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

                  2.1.  Representations and Warranties of BHC Parent.
                        --------------------------------------------
BHC Parent represents and warrants to Fiserv and Fiserv Sub as follows:

                  2.1.1. Authorization; No Conflicts; Status of BHC Group, etc.
                         -----------------------------------------------------
(a) Authorization, etc. BHC Parent has all requisite corporate power and
    ------------------
authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by it. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, by BHC Parent have been duly authorized by all requisite corporate action of BHC Parent, except for the approval of the shareholders of BHC Parent. This Agreement has been duly executed and delivered by BHC Parent and constitutes the valid and legally binding obligation of BHC Parent, enforceable against BHC Parent in accordance with its terms.

                  (b) No Conflicts. Except as set forth in Schedule 2.1.1(b),
                      ------------
the execution and delivery of this Agreement by BHC Parent and the consummation by BHC Parent of the transactions contemplated hereby will not contravene, result in any violation of, loss of rights or default under, constitute an event creating rights of acceleration, termination, repayment or cancellation under, entitle any party to receive any payment or benefit pursuant to, or result in the creation of any Lien upon any of the properties or assets of any member of the BHC Group under, (i) any provision of the Organizational Documents of any member of the BHC Group, (ii) any Applicable Law applicable to any member of the BHC Group or any of their respective properties or (iii) any BHC Contract, except for, in the case of this clause (iii), any such contraventions, violations, losses, defaults, accelerations, terminations, repayments, cancellations or Liens that, individually or in the aggregate, could not reasonably be expected to have an Adverse Effect on the BHC Group. Except as set forth in Schedule 2.1.1(b), no Governmental Approval (other than pursuant to the HSR Act) or other Consent is required to be obtained or made by any member of the BHC Group in connection with the execution and delivery of this Agreement by BHC Parent or the consummation by BHC Parent of the transactions contemplated hereby.

                  (c) Due Organization, etc. Schedule 2.1.1(c) sets forth a
                      ---------------------
correct and complete list of each member of the BHC Group, its form and jurisdiction of organization and each jurisdiction in which such member is qualified to do business. Each member of the BHC Group is a corporation, partnership or limited liability company, duly organized, validly existing and in good standing under the laws of such member's jurisdiction of organization, with the requisite corporate, partnership or limited liability company power and authority, as applicable, to carry on its business as now conducted and to own or lease and to operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Each member of the BHC Group is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company, as applicable, in all jurisdictions in which the failure to be so qualified, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the BHC Group.

                  (d) Organizational Documents, etc. BHC Parent has made
                      -----------------------------
available to Fiserv complete and correct copies of the Organizational Documents, as in effect on the date hereof, of each member of the BHC Group. Fiserv has been given the opportunity to inspect the corporate minutes and stock transfer books of BHC Parent and each direct and indirect Subsidiary of BHC Parent.

                  2.1.2. Capitalization. (a) BHC Parent. The authorized capital
                         --------------      ----------
stock of BHC Parent consists of 33,000,000 shares of Common Stock, of which 6,330,850 shares as of the date hereof are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

                  (b) Other Members of the BHC Group. Schedule 2.1.2(b) sets
                      ------------------------------
forth a complete and correct description of the authorized stock or other equity interests of each member of the BHC Group (other than BHC Parent) and the amount of such stock or other equity interests that are issued and outstanding as of the date hereof. All of such outstanding shares of stock or other equity interests of each member of the BHC Group (other than BHC Parent) have been duly authorized and validly issued and are fully paid and nonassessable, and are owned beneficially and of record by the member of the BHC Group or other Person specified on such Schedule 2.1.2(b).

                  (c) BHC Options. There are 899,750 shares of Common Stock
                      -----------
reserved for issuance under the BHC Stock Plans (excluding shares of Common Stock which have been issued as of the date hereof upon exercise of options issued under the BHC Stock Plans), of which 647,750 shares of Common Stock are reserved for issuance upon exercise of the BHC Options outstanding on the date hereof. Schedule 2.1.2(c) sets forth a complete and correct list as of the date hereof of all holders of BHC Options as of the date hereof (collectively, the "BHC Option Holders"), the exercise price of each BHC Option outstanding as of
 ------------------
the date hereof, the number of shares of Common Stock issuable upon exercise of each such BHC Option, the portion of each such BHC Option that is vested as of the date hereof and the expiration date of each such Option. Except as set forth on Schedule 2.1.2(c), BHC Parent has not agreed to, nor does it have any commitments to, issue or grant or to cause to be issued or granted any options or other equity awards relating to any shares of Common Stock. At the Effective Time, all outstanding BHC Options will be fully exercisable in accordance with the terms of each BHC Option Plan.

                  (d) Other Agreements with Respect to Common Stock. There are
                      ---------------------------------------------
no preemptive or similar rights on the part of any Person with respect to the issuance of any shares of Common Stock of BHC Parent or any other member of the BHC Group. Except (i) for this Agreement, (ii) in respect of the BHC Options and
(iii) as set forth in Schedule 2.1.2(c) or 2.1.2(d), currently there are no subscriptions, options, warrants or other similar rights, agreements or commitments of any kind obligating BHC Parent or any other member of the BHC Group to issue or sell, or to cause to be issued or sold, or to repurchase or otherwise acquire, any shares of its Common Stock or any securities convertible into or exchangeable for, or any options, warrants or other similar rights relating to, any such shares.

                  (e) Other Investments. Except as set forth in Schedule
                      -----------------
2.1.2(e) and except for securities of and other interests in members of the BHC Group, investments in publicly traded securities acquired or held in the ordinary course of business as trading inventory and cash equivalents, no BHC Company holds any outstanding securities or other interests in any corporation, partnership, company, joint venture or other entity.

                  2.1.3. Financial Information. BHC Parent has delivered to
                         ---------------------
Fiserv the BHC Financial Statements. The BHC Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis ("GAAP") throughout the periods
                                              ----
presented in the BHC Financial Statements. The consolidated balance sheets of BHC Parent and its Subsidiaries included in BHC Parent Financial Statements present fairly in all material respects the financial position of BHC Parent and its Subsidiaries as at the respective dates thereof; and the consolidated statements of operations, statements of changes in stockholders' equity and statements of cash flows of BHC Parent and its Subsidiaries included in BHC Parent Financial Statements present fairly in all material respects the results of operations, stockholders' equity and cash flows of BHC Parent and its Subsidiaries for the respective periods indicated.

                  2.1.4. Undisclosed Liabilities. Except as set forth on
                         -----------------------
Schedule 2.1.4, the BHC Group is not subject to any obligation or liability of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, and, to the knowledge of BHC Parent, there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such an obligation or liability, other than (i) obligations and liabilities contemplated by or in connection with this Agreement or the transactions contemplated hereby, (ii) as and to the extent disclosed or reserved against in the audited consolidated balance sheet as at December 31, 1996 included in BHC Parent Financial Statements, (iii) obligations and liabilities incurred since December 31, 1996 in the ordinary course of business consistent with past practices and not prohibited by this Agreement and (iv) obligations and liabilities that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the BHC Group.

           2.1.5.  Absence of Changes. Since December 31, 1996 through the date
                   ------------------
hereof, except (i) as set forth in Schedule 2.1.5, (ii) as reflected or reserved against in the BHC Financial Statements, or (iii) as contemplated by (including, without limitation, Section 3.1.1) or in connection with this Agreement or the transactions contemplated hereby, the business of the BHC Group has been conducted in the ordinary course consistent with past practices and no member of the BHC Group has:

                   (a) undergone any change in its business, financial condition, results of operations or properties (other than changes resulting solely from general economic or political conditions), that, individually or in the aggregate, has had or could reasonably be expected to have an Adverse Effect on the BHC Group ;

                   (b) in the case of BHC Parent declared, set aside, made or paid any dividend or other distribution in respect of its common stock or repurchased, redeemed or otherwise acquired any shares of its common stock, except in the ordinary course of business consistent with past practices;

                   (c) issued or sold any shares of its common stock or any options, warrants or other similar rights, agreements or commitments of any kind to purchase any such shares or any securities convertible into or exchangeable for any such shares, except for issuances of Common Stock of BHC Parent pursuant to the exercise of BHC Options consistent with past practice of the BHC Group;

                   (d) in the case of any member of the BHC Group, incurred, assumed, guaranteed (including by way of any agreement to "keep well" or of any similar arrangement) or prepaid any Indebtedness or amended the terms relating to any Indebtedness (including, without limitation, capital leases, payments in respect of the deferred purchase price of property, letters of credit, loan agreements and other agreements relating to the borrowing of money or extension of credit) or issued or sold any debt securities, except for any such incurrence, assumption, guarantee or prepayment of such Indebtedness or amendments of the terms of such Indebtedness in the ordinary course of business consistent with past practices in an aggregate amount not exceeding $5,000,000;

                   (e) sold, transferred, assigned, conveyed, mortgaged, pledged or otherwise subjected to any Lien any of its properties or assets, tangible or intangible, except for BHC Permitted Encumbrances or in the ordinary course of business consistent with past practices;

                   (f) entered into (i) any agreement or commitment involving more than $1,000,000 that, pursuant to its terms, is not cancelable without penalty on 60 days' notice or less or (ii) any other agreement, commitment or other transaction, other than any agreement, commitment or other transaction involving an expenditure of not more than $500,000 or series of expenditures in the aggregate of not more than $1,000,000;

                   (g) paid (or committed to pay) any bonus or other incentive compensation to any director, partner, officer or other employee or granted (or committed to grant) to any director, partner, officer or other employee any other increase in compensation, except for bonuses payable pursuant to any plan listed on Schedule 2.1.16(a), base salary or wage increases, in each case in the ordinary course of business consistent with past practices or pursuant to the terms of any written agreement or commitment existing at December 31, 1996;

                   (h) entered into, adopted or amended (or committed to enter into, adopt or amend) in any material respect any employment, retention, change in control, collective bargaining, deferred compensation, retirement, bonus, profit-sharing, stock option or other equity, pension or welfare plan, contract or other arrangement with an independent contractor or agreement maintained for the benefit of any director, partner, officer, or other employee;

                   (i) suffered any strike or other labor dispute or controversies, including unresolved grievances, arbitrations or unfair labor practice charges that has had or could reasonably be expected to have an Adverse Effect on the BHC Group;

                   (j) amended its certificate of incorporation or by-laws or any other Organizational Documents;

                   (k) granted any rights or licenses under any of its trademarks or trade names or other BHC Intellectual Property or entered into any licensing or similar agreements or arrangements other than in the ordinary course of business consistent with past practices;

                   (l) made any material changes in its general policies or practices relating to selling practices, discounts or other material terms of sale or accounting therefor other than in the ordinary course of business consistent with past practices;

                   (m) changed in any material respect its accounting practices, policies or principles, other than any such changes as may be required under GAAP or other generally accepted accounting principles of the applicable jurisdiction;

                   (n) suffered any damage, destruction or other casualty loss (whether or not covered by insurance) affecting its properties or assets which, individually or in the aggregate, could reasonably be expected to have an Adverse Effect on the BHC Group; or

                   (o) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

           2.1.6.  Taxes. (a) Filing of BHC Tax Returns and Payment of Taxes.
                              ----------------------------------------------
Except as set forth on Schedule 2.1.6(a), all material BHC Tax Returns required to be filed on or before the date hereof have been filed in accordance with Applicable Law and all material BHC Tax Returns required to be filed on or before the Closing Date will have been filed by the Closing Date in accordance with Applicable Law or, in each case, the time for filing such BHC Tax Returns shall have been validly extended as set forth in Schedule 2.1.6(b). Except for Taxes set forth on Schedule 2.1.6(a) (which are being contested in good faith and by appropriate proceedings or which can be paid without interest, addition to tax or penalty), the following Taxes (collectively, without regard to materiality "BHC Taxes")) have (or, in the case of Taxes that become due after the date hereof and on or before the Closing Date, by the Closing Date will have) been duly paid: (i) all Taxes shown to be due on such BHC Tax Returns and
(ii) all material Taxes due and payable on or before the date hereof and all material Taxes due and payable on or before the Closing Date that are or may become payable by any member of the BHC Group or chargeable as a Lien upon the assets thereof (whether or not shown on any BHC Tax Return). Except as set forth on Schedule 2.1.6(a), all material BHC Employment and Withholding Taxes required to be withheld and paid on or before the date hereof, and all material BHC Employment and Withholding Taxes required to be withheld and paid on or before the Closing Date, have (or, in the case of such BHC Employment and Withholding Taxes that are required to be withheld and paid after the date hereof and on or before the Closing Date, by the Closing Date will have) been duly paid to the proper Governmental Authority (and in the case of BHC Employment and Withholding Taxes required to be withheld on or before the Closing Date and paid after the Closing Date, will be properly set aside in accounts for such purpose).

                   (b)    Extensions, etc. Except as set forth on Schedule
                          ---------------
2.1.6(b), (i) no written agreement or document extending or waiving, or having the effect of extending or waiving, the period of assessment or collection of any BHC Taxes or BHC Employment and Withholding Taxes, and no power of attorney with respect to any such Taxes, has been executed or filed with the IRS or any other taxing authority which extension, waiver, or power is currently in force;
(ii) no member of the BHC Group has
requested any extension of time within which to file any BHC Tax Return and has not yet filed such BHC Tax Return; and (iii) there are no requests for rulings in respect of any BHC Taxes or BHC Employment and Withholding Taxes pending between any member of the BHC Group and any Governmental Authority.

                   (c)    Tax Filing Groups; Income Tax Jurisdictions. Except as
                          -------------------------------------------
set forth on Schedule 2.1.6(c), no member of the BHC Group (A) is or has been at any time a member of any affiliated, consolidated, combined or unitary group for Tax purposes or (B) has any liability for the Taxes of any person (other than another member of the BHC Group) under section 1.1502-6 of the United States Treasury regulations, or any similar provision of state, local or foreign law, or as a transferee, successor, indemnitor or guarantor, by contract or otherwise. Set forth on Schedule 2.1.6(c) for each member of the BHC Group are all countries, states, provinces, cities or other jurisdictions in which Income Tax is properly payable by a member of the BHC Group (assuming it had a sufficient tax base for such Income Tax).

                   (d)    Copies of BHC Tax Returns; Audits; etc. BHC Parent has
                          --------------------------------------
(or by the Closing Date will have) made available to Fiserv complete and accurate copies of all BHC Tax Returns as filed and, if applicable, as amended, with respect to all open Tax periods that have been filed or will be required to be filed (after giving effect to all valid extensions of time for filing) on or before the Closing Date. Except as set forth on Schedule 2.1.6(d), (i) no BHC Taxes or BHC Employment and Withholding Taxes have been asserted in writing by any Governmental Authority to be due in respect of any open Tax period, (ii) no revenue agent's report or written assessment for Taxes has been issued by any Governmental Authority in the course of any audit with respect to BHC Taxes or BHC Employment and Withholding Taxes for any open Tax period, (iii) no issue has been raised by any Governmental Authority in writing (in a writing that has been received by any member of the BHC Group) in the course of any audit that has not been completed with respect to BHC Taxes or BHC Employment and Withholding Taxes and (iv) to the knowledge of BHC Parent, no such assertion, assessment or issue has been raised or is being contemplated by any Governmental Authority at the date hereof. Except as set forth on Schedule 2.1.6(d), all BHC Tax Returns filed with respect to Tax years of each member of the BHC Group through the Tax year ended December 31, 1992, have been closed or are BHC Tax Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired. The IRS is conducting an audit of the BHC Tax Return with respect to United States federal income Taxes for 1994. Except as set forth on Schedule 2.1.6(d), there is no judicial or administrative claim, audit, action, suit, proceeding or, to the knowledge of BHC Parent, investigation now pending or threatened against or with respect to any member of the BHC Group in respect of any BHC Tax, BHC Employment and Withholding Tax or any Tax Asset of any member of the BHC Group. Except as set forth on Schedule 2.1.6(d), there is no reasonable basis for any deficiency, claim or adjustment of additional BHC Taxes or BHC Employment and Withholding Taxes of which BHC Parent is aware. Except as set forth on Schedule 2.1.6(d), there are no Liens for Taxes upon any assets of any of the members of the BHC Group except Liens for current Taxes (i) not yet due or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established on the BHC Financial Statements.

                   (e)    Section 1445(a) of the Code. Neither Fiserv Sub nor
                          ---------------------------
Fiserv will be required to deduct and withhold any amount pursuant to Section 1445(a) of the Code upon the payment of the Merger Consideration pursuant to this Agreement.

                   (f)    Tax Sharing Agreements. Except as set forth on
                          ----------------------
Schedule 2.1.6(f), no member of the BHC Group is a party to or bound by or has any contractual obligation to pay any amounts under any Tax sharing agreement or arrangement.

                   (g) "Substantially All" Requirement. Except as set forth on Schedule 2.1.6(g), BHC Parent has made no distributions to stockholders of BHC Parent, other than regular, normal dividends paid in the ordinary course of business. Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of BHC Parent's net assets and at least 70 percent of the fair market value of BHC Parent's gross assets and at least 90 percent of the fair market value of Fiserv Sub's net assets and at least 70 percent of the fair market value of Fiserv Sub's gross assets held immediately prior to the Merger. For purposes of this representation, the assets of BHC Parent shall be valued immediately prior to the Effective Time, and any assets used by BHC Parent or Fiserv Sub to pay transaction expenses, to pay cash or other property to any stockholder of BHC Parent or Fiserv Sub in connection with the Merger, to pay cash or other property to redeem any stock of BHC Parent or Fiserv Sub, or to pay prior to the Effective Time any dividend other than a regular, normal dividend in the ordinary course of business, and any amounts set forth on Schedule 2.1.6(g), shall be treated as assets held by BHC Parent or Fiserv Sub, respectively, immediately prior to the Effective Time.

                   (h)    Section 481 Adjustment. Except as set forth on
                          ----------------------
Schedule 2.1.6(h), no member of the BHC Group is or will be required to include any adjustment in taxable income for any Post-Closing Tax Period under section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Pre-Closing Tax

Period or pursuant to the provisions of any agreement entered into with any Governmental Authority on or before the Closing Date with regard to the Tax liability of any member of the BHC Group for any Pre-Closing Tax Period.

                   (i)    Real Property. Except as set forth on Schedule
                          -------------
2.1.6(i), no member of the BHC Group owns any interest in real property in any jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property or on a transfer of an interest in real property in a reverse triangular merger for stock of the parent of the non-surviving company and cash.

                   (j)    Affiliated Group Items. Except as set forth on
                          ----------------------
Schedule 2.1.6(j), no member of the BHC Group will have immediately prior to the Effective Time (i) any excess loss account within the meaning of section 1.1502-19 of the United States Treasury regulations; (ii) any deferred gain or loss arising from deferred intercompany transactions entered into while any member of the BHC Group was a member of the affiliated group of which BHC Parent is the common parent as described under section 1.1502-13 of the United States Treasury regulations (as in effect before the adoption of Treasury Decision 8597); (iii) any deferred gain or loss with respect to stock or obligations of any other member of the affiliated group of which BHC Parent is the common parent as described under section 1.1502-14 (as in effect before the adoption of Treasury Decision 8597) of the United States Treasury regulations and any intercompany items of gain or loss that have not been taken into account as described under section 1.1502-13 of the United States Treasury regulations (as adopted by Treasury Decision 8597); and (iv) any similar item under any similar provision of state or local law.

                   (k)    No Investment Company; No Bankruptcy. BHC Parent is
                          ------------------------------------
not an investment company as defined in sections 368(a)(2)(F) (iii) and (iv) of the Code. BHC Parent is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

                   (l)    Other Matters. Except as set forth on Schedule
                          -------------
2.1.6(m), none of the members of the BHC Group is a party to any agreement, contract or arrangement or has adopted any plan that could result in the payment of any amount or the vesting of any options upon a change of control of BHC Parent. BHC Parent is not a "consenting corporation" within the meaning of
Section 341(f) of the Code. None of the assets of any member of the BHC Group is required to be treated as being owned by another person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Code, as in effect prior to the repeal of said leasing provisions, or treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code. No member of the BHC Group has made or been required to make an election under Section 338 of the Code for any Taxable year beginning after December 31, 1992.

                   (m)    Corporation as Defined. Each member of the BHC Group
                          ----------------------
is a "corporation" within the meaning of Section 7701(a)(3) of the Code.

           2.1.7.  Properties and Assets. Schedule 2.1.7 sets forth a complete
                   ---------------------
and correct list, as of the date hereof, of all real property leased by any member of the BHC Group, including the names of each of the parties to such lease and the location of the applicable property. None of the members of the BHC Group owns any real property. Each member of the BHC Group has valid title to all material personal property owned by it, and valid leasehold interests in all real and material personal property leased by it, in each case free and clear of all Liens, except (i) Liens specified in Schedule 2.1.7 or reflected in the BHC Financial Statements, (ii) Liens for Taxes not yet delinquent or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on its books in accordance with GAAP, (iii) statutory Liens incurred in the ordinary course of business consistent with past practices that have not had and could not reasonably be expected to have a Material Adverse Effect on the BHC Group and (iv) Liens which do not materially detract from the value or materially interfere with the use of the properties affected thereby (the exceptions described in the foregoing clauses (i), (ii), (iii) and (iv) being referred to collectively as "BHC
                                                                     ---
Permitted Encumbrances"). Schedule 2.1.7 sets forth a list of each material real
----------------------
property lease under which any member of the BHC Group is a lessee as to which the consummation by BHC Parent of the transactions contemplated hereby would result in a violation of, loss of rights or default under or constitute an event creating rights of acceleration, termination or cancellation under such lease.

           2.1.8.  Contracts. (a) Schedule of Contracts, etc. Schedule 2.1.8(a)
                   ---------      --------------------------
sets forth a correct and complete list, as of the date hereof, of all BHC Contracts. The term "BHC Contracts" means all agreements, contracts, licenses and commitments, including material oral agreements, of the following types to which any member of the BHC Group is a party or by which any member of the BHC Group or its respective properties is bound and which is currently in effect, as amended, supplemented, waived or otherwise modified as of the date hereof: (i) material contracts for the performance of clearing services; (ii) employment, retention, material independent contractor arrangements, change in control and collective bargaining agreements, if any, with any directors, officers, other employees, or trade unions, of any member of the BHC Group; (iii) mortgages, indentures, security agreements relating to indebtedness for borrowed money, letters of credit, promissory notes, loan agreements and other material agreements, guarantees and instruments relating to the borrowing of money or extension of credit; (iv) material licenses and other similar material agreements involving Intellectual Property rights; (v) material joint venture, partnership and similar agreements;
(vi) material stock purchase agreements (other than any such agreements pursuant to which BHC Parent issued Common Stock to any Person), material asset purchase agreements and other material acquisition or divestiture agreements; (vii) personal property leases providing for annual rentals of $2,000,000 or more;
(viii) agreements, contracts and commitments for the purchase or sale of supplies, services, equipment or other assets that provide for annual payments by the BHC Group of $500,000 or more; (ix) any other agreements, contracts, licenses or commitments that are material to the business, financial condition, results of operations or properties of the BHC Group, taken as a whole; and (x) any guaranty (including by way of any agreement to "keep well" or any similar arrangements) of any of the foregoing. No member of the BHC Group has made any loan which is secured by a mortgage or services any mortgages or otherwise is engaged in mortgage banking activities. BHC Parent has made available to Fiserv for inspection complete and correct copies of all BHC Contracts, including a description of any material oral agreements.

                   (b)    No Defaults, etc. Except as set forth in Schedule
                          ----------------
2.1.8(b), excluding any failure to obtain Consents with respect to the BHC Contracts listed in Schedule 2.1.1(b) and further excluding those matters which could not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the BHC Group, (i) each BHC Contract is in full force and effect in all material respects, and (ii) there does not exist under any material BHC Contract any material event of default, or any event or condition that, after notice or lapse of time or both, would constitute a material event of default, on the part of any member of the BHC Group or, to the knowledge of BHC Parent, on the part of any other party to any material BHC Contract. Except as disclosed in Schedule 2.1.8(b), no member of the BHC Group is subject to any contract, agreement, license or commitment materially restricting or limiting the type or scope of business or operations that it may conduct now or immediately after the Effective Time.

           2.1.9.  Intellectual Property. (a) Schedule of Intellectual Property.
                   ---------------------      ---------------------------------
Schedule 2.1.9(a) sets forth a correct and complete list of all of the material trade or service marks and all other material Intellectual Property (other than off-the-shelf software programs that have not been customized for use by any member of the BHC Group) used in the business and operations of the BHC Group as of the date hereof (the "BHC Intellectual
                         ----------------

Property") and sets forth the owner and nature of the interest of the BHC Group
--------
therein. All of the material Intellectual Property owned by any member of the BHC Group and used in connection with the business is owned free and clear of any Liens, except as set forth on Schedule 2.1.9(a). Except as set forth in
Schedule 2.1.9(a), the BHC Group has the legal right to use BHC Intellectual Property in connection with the business as currently conducted by the BHC Group and, except as set forth on Schedule 2.1.1(b), immediately after the Effective Time, the Surviving Corporation or its Subsidiaries will have such right to the same extent and on the same terms as the BHC Group was entitled to use BHC Intellectual Property immediately prior to the Effective Time.

                   (b)    No Infringement, etc. The business and operations of
                          --------------------
the BHC Group as currently conducted do not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property, except (i) as disclosed in writing to Fiserv on or prior to the date hereof or (ii) to the extent that any infringement or conflict could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the BHC Group. None of the BHC Intellectual Property owned by any member of the BHC Group is being materially infringed, nor is the BHC Intellectual Property being materially used or available for use by any Person other than a member of the BHC Group, except as set forth in Schedule 2.1.9(a) or (b). No BHC Intellectual Property owned by any member of the BHC Group is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by any member of the BHC Group with respect to its business or restricting the licensing thereof by such member to any Person. Except as set forth on Schedule 2.1.9(b), no member of the BHC Group has entered into any agreement to indemnify any other Person against any charge of infringement of BHC Intellectual Property, other than pursuant to any such agreements entered into in connection with the use of commercially available information systems applications. Except as disclosed in Schedule 2.1.9(a) or (b), the material Intellectual Property owned by any member of the BHC Group has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Copyright Office or other filing offices, domestic or foreign, to the extent necessary or desirable to ensure full protection under any Applicable Law, and such registrations, filings, issuances and other actions remain in full force and effect. Except as set forth in Schedule 2.1.9(b) or to the extent disclosed in writing on or prior to the date hereof, each member of the BHC Group has taken all reasonably necessary actions to ensure full protection of the material Intellectual Property (including maintaining the secrecy of all confidential Intellectual Property and, to the extent legally required or customary to protect such Intellectual Property (other than software), all necessary and appropriate standards of quality control) under any Applicable Law.

           2.1.10. Insurance. Schedule 2.1.10 sets forth a correct and complete
                   ---------
list of all material insurance policies and fidelity bonds maintained on the date hereof by or for the benefit of the members of the BHC Group. BHC Parent has made available to Fiserv complete and correct copies of all such policies and bonds, together with all riders and amendments thereto as of the date hereof. As of the date hereof, such policies and bonds are in full force and effect, and all premiums due thereon have been paid. The members of the BHC Group have complied in all material respects with the terms and provisions of such policies and bonds. Except as set forth on Schedule 2.1.10, there is no claim in excess of $100,000 by any member of the BHC Group pending as of the date hereof under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. Such policies and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since December 31, 1996 and are of the type and in amounts customarily carried by Persons conducting businesses similar to the businesses of the BHC Group. If so requested by Fiserv, the BHC Companies will have their insurance broker(s) notify the underwriters of such policies and bonds of the transactions contemplated by this Agreement and advise such insurance broker(s) to maintain all such policies and bonds in accordance with their terms until further notice.

           2.1.11. Litigation. Except as set forth in Schedule 2.1.11, there is
                   ----------
no judicial or administrative action, suit, investigation, inquiry or proceeding pending or, to the knowledge of BHC Parent, threatened, or any reasonable basis therefor, that (a) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the BHC Group or result in any liability on the part of the BHC Group in an amount in excess of $1,000,000 individually or $3,000,000 in the aggregate or (b) questions the validity of this Agreement or of any action taken or to be taken by any member of the BHC Group or any stockholder of BHC Parent in connection with this Agreement or the transactions contemplated thereby.

           2.1.12. Compliance with Laws and Other Instruments; Governmental
                   --------------------------------------------------------
Approvals.
---------

                   (a)    Compliance with Laws, etc. Except as disclosed in
                          -------------------------
Schedule 2.1.12(a), no member of the BHC Group is in material violation of or material default under, or has at any time since December 31, 1996 materially violated or been in material default under, (i) any Applicable Law applicable to it or any of its properties or business or (ii) any provision of its

Organizational Documents. Schedule 2.1.12(a) sets forth a correct and complete list of all consent decrees or other similar agreements entered into by any member of the BHC Group with any Governmental Authority currently in effect. No Governmental Authority has instituted, implemented, taken or threatened to take any other action the effect of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the BHC Group. Except as set forth on Schedule 2.1.12(a), all members of the BHC Group that are required to be licensed by the insurance department of any jurisdiction are duly licensed in such jurisdiction. No member of the BHC Group has received written notice of any pending suit, proceeding or investigation concerning the failure of any such member to obtain any insurance license, or concerning the cancellation, suspension, revocation, limitation or nonrenewal of any insurance license.

                   (b)    Governmental Approvals. Except as disclosed in
                          ----------------------
Schedule 2.1.12(b), all material Governmental Approvals necessary for the conduct of the business and operations of each member of the BHC Group have been duly obtained and are in full force and effect. There are no proceedings pending or, to the knowledge of BHC Parent, threatened that would reasonably be expected to result in the revocation, cancellation or suspension, or any materially adverse modification, of any such Governmental Approval, and except with respect to Governmental Approvals set forth on Schedule 2.1.1(b), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification.

                   (c)    Filings. Since December 31, 1994, each member of the
                          -------
BHC Group has filed all material registrations, reports, statements, notices and other material filings required to be filed with the Commission, and any other Governmental Authority by such member of the BHC Group, to the extent applicable, including all required amendments or supplements to any of the above, except to the extent that failure to file could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the BHC Group (the "BHC Filings"). The BHC Filings complied in all material respects, where applicable, with the requirements of the Securities Act, the Exchange Act and any other Governmental Authority. As of their respective dates, each of the BHC Filings constituting prospectuses, annual reports on Form 10-K and proxy statements did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. BHC Parent has made available to Fiserv complete and correct copies of (i) all BHC Filings made within the past two years (including but not limited to all filings on Form BD), (ii) all audit reports received by any member of the BHC Group from the Commission or any other Governmental Authority and all written responses thereto made by any such member during the past two years, (iii) copies of all inspection reports provided to any member of the BHC Group by the Commission, any state regulatory authority or any other Governmental Authority during the past two years and (iv) all correspondence relating to any inquiry or investigation provided to any BHC Group by the Commission, any state regulatory authority or any other Governmental Authority during the past two years.

           2.1.13. Affiliate Transactions. Schedule 2.1.13 sets forth a correct
                   ----------------------
and complete list of all agreements, arrangements or other commitments, other than brokerage accounts, in effect as of December 31, 1996 between any member of the BHC Group, on the one hand, and any officer, director or shareholder of any member of the BHC Group on the other hand, other than compensation or benefit agreements, arrangements and commitments set forth on Schedule 2.1.16. Since December 31, 1996, except as set forth in Schedule 2.1.13, no member of the BHC Group has entered into any agreement, arrangement or other commitment or transaction with any officer, director or shareholder of any member of the BHC Group.

           2.1.14. Government Regulation.
                   ---------------------

                   (a)    Broker-Dealers. Each of BHC Securities, Inc., BHCM
                          --------------
Inc. TradeStar Investments, Inc. and BHC Trading Corp. (collectively, the "BHC
                                                                           ---
Registered Broker-Dealers") is, and at all times required by the Exchange Act
-------------------------
during the past five years (or such shorter period as such entity has been in existence) has been, a broker-dealer duly registered under the Exchange Act and, to the extent required, the Municipal Securities Rulemaking Board. Each BHC Registered Broker-Dealer is, other than BHC Trading Corp., a member firm in good standing of the NASD. BHC Trading Corp. is a member firm in good standing of the Philadelphia Stock Exchange. Except for any BHC Registered Broker-Dealer set forth on Schedule 2.1.14(a), each of the BHC Registered Broker-Dealers is, and at all times required by Applicable Law (other than the Exchange Act) during the past two years has been, duly registered, licensed or qualified as a broker-dealer in each state where the conduct of its business required such registration, licensing or qualification, except for any such failure to be so registered, licensed or qualified that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the BHC Group. Each such United States federal and state registration, license or qualification, as of the date hereof, is listed in Schedule 2.1.14(a) and is in full force and effect. Except for any BHC Registered Broker-Dealer set forth on
Schedule 2.1.14(a), no member of the BHC Group other than the BHC Registered Broker-

Dealers is or has been during the past three years required to be registered, licensed or qualified as a broker-dealer under the Exchange Act, or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the BHC Group.

                   (b)    Trust Companies. No member of the BHC Group is or has
                          ---------------
been during the past two years required to be registered, licensed or qualified as a trust company under any Applicable Law, or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the BHC Group.

                   (c)    Other Entities. The members of the BHC Group and each
                          --------------
of their officers or employees which are or who are required to be registered as a registered representative, an investment advisor representative, insurance agent or a sales person with the Commission, or an equivalent person with the securities or insurance commission of any other Governmental Authority, are duly registered as such and such registration is in full force and effect, except where the failure to be so registered or to have such registration in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the BHC Group.

           2.1.15. Labor Matters, etc. No member of the BHC Group is a party to
                   ------------------
or bound by any collective bargaining or other labor agreement. Each member of the BHC Group is currently in compliance with and for the past four years has materially complied with all applicable provisions of United States federal, state and local laws pertaining to the employment or termination of employment of their respective employees, except for any failures to comply that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the BHC Group.

           2.1.16. ERISA. (a) Schedule of Plans, etc. Schedule 2.1.16(a) sets
                   -----      ----------------------
forth a correct and complete list of each written "employee benefit plan," within the meaning of section 3(3) of ERISA, and each written bonus, incentive or deferred compensation, stock option or other equity, worker's compensation, retention, change in control or other employee or retiree compensation or benefit plan, program or arrangement that is maintained by any member of the BHC Group or any ERISA Affiliate thereof or to which any member of the BHC Group or any such ERISA Affiliate contributes or is obligated to contribute or under which any member of the BHC Group may otherwise have any material liability (collectively, the "BHC Plans"). BHC Parent has made
                                       ---------
available to Fiserv correct and complete copies of all written BHC Plans, all related trusts or other funding agreements, and amendments to the BHC Plans, the most recent IRS Form 5500 filed in respect of any such BHC Plan and any material employee communications with respect to any and all BHC Plans (including, but not limited to, summary plan descriptions and summaries of material modifications), and the most recent actuarial valuation prepared for any BHC Plan. Except as disclosed on Schedule 2.1.16(a), each BHC Plan intended to be qualified under section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification under the Code and, to the knowledge of BHC Parent, (x) no amendment has been made to any such BHC Plan since the date of its most recent determination letter that would reasonably be expected to result in the disqualification of such BHC Plan and (y) no other event has occurred with respect to any such BHC Plan which would reasonably be expected to adversely affect the qualification of such BHC Plan.

                   (b)    No Minimum BHC Funding Standards, etc.  Except as
                          -------------------------------------
disclosed on Schedule 2.1.16(b), no BHC Plan is subject to the minimum funding standards of Section 302 of ERISA or section 412 of the Code. No BHC Plan is a multi-employer plan (as defined in section 3(37) of ERISA) or a multiple employer plan and no BHC Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No material liability has been incurred pursuant to the provisions of Title I or IV of ERISA by any member of the BHC Group or any ERISA Affiliate thereof and no condition or event exists or has occurred which would reasonably be expected to result in any such material liability to any such Person.

                   (c)    Operation of the BHC Plans, etc. Each of the BHC Plans
                          -------------------------------
has been operated and administered in compliance with its terms and all Applicable Law, including but not limited to ERISA and the Code, except for any failures to comply that, individually or in the aggregate, could not reasonably be expected to result in material liability of any member of the BHC Group. There are no material claims pending or, to the knowledge of BHC Parent, threatened by or on behalf of any employee of any member of the BHC Group involving any BHC Plan or its assets (other than routine claims for benefits under the terms of any such BHC Plan). All contributions required to have been made to any plan subject to Title IV of ERISA by any member of the BHC Group or any ERISA Affiliate thereof pursuant to Applicable Law (including, without limitation, ERISA and the Code) have been made within the time required by such Applicable Law.

                   (d)    No Prohibited Transactions. Neither any member of the
                          --------------------------
BHC Group nor any ERISA Affiliate has any liability with respect to any transaction including an BHC Plan in violation of section 406 of ERISA or any "prohibited transaction," as defined in section 4975(c)(1) of the Code, for which no exemption exists under section 408 of ERISA or section 4975(c)(2) or
(d) of the Code, except for any such liability that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the BHC Group. Neither any member of the BHC Group nor any ERISA Affiliate has participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any BHC Plan and has any unpaid civil liability under section 502(1) of ERISA, except for any such violation or liability that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the BHC Group. There are no suits, investigations or other proceedings pending or threatened in writing by any Governmental Authority of or against any BHC Plan, the trustee of any assets held thereunder or BHC Parent, relating to the BHC Plans.

                   (e)    Market Value, etc. The market value of assets under
                          -----------------
each BHC Plan that is a BHC Pension Plan, as hereinafter defined, is not materially less than the present value of all benefit liabilities within the meaning of section 4001(a)(16) of ERISA, as determined in accordance with Pension Benefit Guaranty Corporation ("PBGC") methods, factors and assumptions
                                       ----
applicable to a pension plan terminating on the last day of the plan year immediately preceding the date of this Agreement. For purposes of this Section
2.1.16 "BHC Pension Plan" shall mean a funded employee pension benefit plan, as
        ----------------
defined in section 3(2) of ERISA, established or maintained by any member of the BHC Group or any ERISA Affiliate that is not an individual account plan within the meaning of section 3(34) of ERISA.

                   (f)    Reportable Event. No BHC Plan that is a BHC Pension
                          ----------------
Plan has been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC.

                   (g)    No Increase in Expense. There has been no amendment
                          ----------------------
to, written interpretation or announcement (whether or not written) or change in employee participating or coverage under, any BHC Plan that would increase materially the expense of maintaining such BHC Plan above the level of expense incurred in respect of such BHC Plan for the most recent year.

                   (h)    No Liability, etc. No liability has been incurred by
                          -----------------
BHC Parent or an ERISA Affiliate for any tax, penalty or other liability with respect to any BHC Plan.

                  (i)  Required Contributions.  BHC has made all required
                       ----------------------
contributions under each BHC Plan that is a BHC Pension Plan on a timely basis or, if not due yet, adequate accruals therefor have been provided for in the financial statements. No BHC Plan that is a BHC Pension Plan has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code and no BHC Plan that is a BHC Pension Plan has provided for or received a waiver of the minimum funding standards imposed by section 412 of the Code.

                  (j)  No Termination.  There has been no termination or partial
                       --------------
termination, as defined in section 411(d) of the Code and the regulations thereunder, of any BHC Plan that is a BHC Pension Plan.

                  (k)  Welfare Plans.  The Welfare Plans that are group health
                       -------------
plans (as defined for the purposes of section 4980B of the Code and Part 6 of Subtitle B of title I of ERISA and all regulations thereunder ("COBRA")) have complied with the requirements of COBRA to provide healthcare continuation coverage, to qualified beneficiaries who have elected, or may elect to have, such coverage, except for any violation that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the BHC Group. The BHC Group, or its agents who administer any of the Welfare Plans, have complied with the notification and written notice requirements of COBRA, except for any violation that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the BHC Group.

                 2.1.17.  Brokers, Finders, etc.  All negotiations relating to
                          ---------------------
this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of BHC Parent in such manner as to give rise to any valid claim against any member of the BHC Group or Fiserv Sub for any brokerage or finder's commission, fee or similar compensation, other than as set forth in Schedule 2.1.17, and by Alex. Brown & Sons, Inc. whose fee for services provided in respect of this Agreement and the transactions contemplated hereby shall be paid by BHC Parent.

                 2.1.18.  Environmental Matters.  Except as set forth in
                          ---------------------
Schedule 2.1.18, and except for those matters which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the BHC Group:

                  (a) The BHC Group and the BHC Facilities are and have been in compliance with all Environmental Laws;

                  (b) No events, facts or conditions will prevent, hinder or limit continued compliance by the BHC Group and the BHC Facilities with applicable Environmental Laws, and no material expenditures or commitments by the BHC Group are planned or necessary by the BHC Group to maintain continued compliance by the BHC Group and the BHC Facilities as of the date of this Agreement or beyond the Closing Date;

                  (c) The BHC Group has obtained all material permits, licenses and authorizations required pursuant to applicable Environmental Laws to carry on its business as now conducted; all such permits are in full force and effect and are not subject to any appeals or to any unsatisfied conditions which are required to be satisfied by the Closing Date; and no such permits are subject to any pending or threatened modification, suspension, revocation, rescission or cancellation;

                  (d) The BHC Group is not liable under any applicable Environmental Law with respect to the release, threatened release, or presence of any Hazardous Substance;

                  (e) No Hazardous Substance which may require response or corrective action or remediation under any Environmental Law is present at, threatening, or emanating from any property presently owned or operated by the BHC Group, or was present at or emanating from any other property when previously owned or operated by the BHC Group;

                  (f) The BHC Group is not subject to any pending or threatened claim, nor obliged to comply with any judgment, order, ruling, settlement, or agreement arising under any Environmental Law;

                  (g) The BHC Group has not received any notice that it is a potentially liable party, that it is required to provide information, or that it or any of the BHC Facilities is subject to an investigation in connection with any applicable Environmental Law; and

                  (h) The BHC Group has not entered into any negotiations or agreements either relating to any response or corrective action or remediation relating to liabilities or potential liabilities arising under any Environmental Law or providing any indemnification or renouncing indemnification claims for any liabilities arising under any Environmental Law.

                 2.1.19.  Pooling of Interests.  To the best of BHC Parent's
                          --------------------
knowledge, after due consultation with its accountants, except as set forth on
Schedule 2.1.19, there is no fact, event or condition on the date hereof that could reasonably be expected to prevent the Pooling Condition from being satisfied under the terms and conditions of the Agreement.

                 2.1.20.  Disclosure.  There is no fact, event or condition
                          ----------
known to BHC Parent that since December 31, 1996 through the date hereof, has had, or in the future may have (so far as it can now reasonably foresee), individually or in the aggregate, without regard to the transactions contemplated by this Agreement, a Material Adverse Effect on the BHC Group that has not been disclosed in writing to Fiserv on the date hereof by or on behalf of BHC Parent specifically for use in connection with the transactions contemplated by this Agreement. At the date hereof, to the best of BHC's knowledge, the transaction contemplated by this Agreement will not have a Material Adverse Effect on BHC Parent or any member of the BHC Group.

                 2.1.21.  Proxy Statement/Prospectus.  On the date on which the
                          --------------------------
Proxy Statement/Prospectus is mailed to the holders of Common Stock, on the date the stockholders meeting of BHC Parent is held and on the Closing Date, such Proxy Statement/Prospectus will comply in all material respects with the requirements of the Securities Act, the rules and regulations of the Commission thereunder and all other applicable requirements and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that the foregoing representation and warranty shall not apply to information concerning Fiserv Group furnished by Fiserv or any member of the Fiserv Group in writing expressly for use in the Proxy Statement/Prospectus.

                 2.2.  Representations and Warranties of Fiserv and Fiserv Sub.
                       --------------------------------------------------------

                 Fiserv and Fiserv Sub represent and warrant to BHC Parent as follows:

                 2.2.1.  Authorization; No Conflicts; Status of Fiserv Group,
                         ---------------------------------------------------
etc.  (a)  Authorization, etc.  Each of Fiserv and Fiserv Sub has all requisite
---        ------------------
corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by it. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, by Fiserv and Fiserv Sub have been duly authorized by all requisite corporate action of Fiserv and Fiserv Sub. This Agreement has been duly executed and delivered by each of Fiserv and Fiserv Sub and constitutes the valid and legally binding obligation of Fiserv and Fiserv Sub, enforceable against each of them in accordance with its terms.

                  (b)  No Conflicts.  Except as set forth in Schedule 2.2.1(b),
                       ------------
the execution and delivery of this Agreement by Fiserv and Fiserv Sub and the consummation of the transactions contemplated hereby will not contravene, result in any violation of, loss of rights or default under, constitute an event creating rights of acceleration, termination, repayment or cancellation under, entitle any party to receive any payment or benefit pursuant to, or result in the creation of any Lien upon any of the properties or assets of any member of the Fiserv Group under, (i) any provision of the Organizational Documents of any member of the Fiserv Group, (ii) any Applicable Law applicable to any member of the Fiserv Group or any of their respective properties or (iii) any Fiserv Contract, except for, in the case of this clause (iii), any such contraventions, violations, losses, defaults, accelerations, terminations, repayments, cancellations or Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Fiserv Group. Except as set forth in Schedule 2.2.1(b), no Governmental Approval (other than pursuant to the HSR Act) or other Consent is required to be obtained or made by any member of the Fiserv Group in connection with the execution and delivery of this Agreement by Fiserv or the consummation by Fiserv of the transactions contemplated hereby.

                  (c)  Due Organization, etc.  Each member of the Fiserv Group
                       ---------------------
is a corporation, partnership, limited liability company, trust or trust company duly organized, validly existing and in good standing under the laws of such member's jurisdiction of organization, with the requisite corporate, partnership, company, trust or trust company power and authority, as applicable, to carry on its business as now conducted and to own or lease and to operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Each member of the Fiserv Group is duly qualified to do business and is in good standing as a foreign corporation, partnership, limited liability company, trust or trust company, as applicable, in all jurisdictions in which the failure to be so qualified, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Fiserv Group.

                  (d)  Organizational Documents, etc.  Fiserv has made available
                       -----------------------------
to BHC Parent a copy of Exhibit 21 to its Form 10-K for its fiscal year ended December 31, 1996. Fiserv has made available to BHC Parent complete and correct copies of the Organizational Documents, as in effect on the date hereof, of each member of the Fiserv Group. BHC Parent has been given the opportunity to inspect the corporate minutes and stock transfer books of Fiserv, and each other direct and indirect Subsidiary of Fiserv.

                 2.2.2.  Capitalization.  (a)  Fiserv.  The authorized capital
                         --------------        ------
stock of Fiserv consists of 25,000,000 shares of preferred stock of which no shares are issued and outstanding; and 150,000,000 Fiserv Shares of which 45,385,519 shares as of the date hereof are issued and outstanding. All such outstanding Fiserv Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  (b)  Fiserv Sub.  The authorized capital stock of Fiserv Sub
                       ----------
consists of 7,500 shares of Common Stock, par value $1.00 per share, all of which shares have been validly issued and are outstanding, fully paid and nonassessable.

                  (c)  Other Agreements with Respect to Capital Stock.  There
                       ----------------------------------------------
are no preemptive or similar rights on the part of any Person with respect to the issuance of any shares of capital stock of Fiserv or any other member of the Fiserv Group. Except (i) for this Agreement, (ii) in respect of the Fiserv Employee Options and (iii) as set forth in Schedule 2.2.2(c) currently there are no subscriptions, options, warrants or other similar rights, agreements or commitments of any kind obligating Fiserv or any other member of the Fiserv Group to issue or sell, or to cause to be issued or sold, or to repurchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable for, or any options, warrants or other similar rights relating to, any such shares.

                 2.2.3.  Undisclosed Liabilities.  The Fiserv Group is not
                         -----------------------
subject to any obligation or liability of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, and, to the knowledge of Fiserv, there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such an obligation or liability, other than (i) obligations and liabilities contemplated by or in connection with this Agreement or the transactions contemplated hereby, (ii) as and to the extent disclosed or reserved against in the audited consolidated balance sheet as at December 31, 1996 included in Fiserv Financial Statements, (iii) obligations and liabilities incurred since December 31, 1996 in the ordinary course of business consistent with past practices and not prohibited by this Agreement and (iv) obligations and liabilities that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Fiserv Group.

                 2.2.4.  Absence of Adverse Changes or Events.  Since
                         ------------------------------------
December 31, 1996, Fiserv and its Subsidiaries, taken as a whole, have conducted business in all material respects only in the ordinary course. Since December 31, 1996, there have not been any changes in the business, assets, operations or financial condition of Fiserv or any of its Subsidiaries which in the aggregate have had, or would reasonably be expected to have, a Material Adverse Effect on the business, assets, operations or financial condition of Fiserv and its Subsidiaries taken as a whole, nor has Fiserv declared, set aside or made payment of any dividend or distribution of assets to its stockholders.

                 2.2.5.  Taxes.  (a)  Filings and Payments.  All material
                         -----        --------------------
Fiserv Tax Returns required to date with respect to the operations of Fiserv and its Subsidiaries have been duly filed; Taxes shown to be due and payable on such returns have been paid when due and there are no pending assessments, asserted deficiencies or claims for additional material Taxes which have not been paid; there are no material deficiencies which representatives of the IRS have proposed to Fiserv or have advised Fiserv are expected to be included in an audit report; and no material special charges, penalties or fines have been asserted in writing against Fiserv or any of its Subsidiaries with respect to payment or failure to pay any material Taxes. Fiserv has been audited by the IRS through December 31, 1992. The reserve or accrual for Taxes shown in the December 31, 1996 balance sheet of Fiserv is sufficient for payment of all unpaid Taxes of Fiserv and its Subsidiaries through such date.

                         (b)  No Intention to Reacquire Shares.  As of the date
                              --------------------------------
hereof, Fiserv has no plan or intention to reacquire any Fiserv Shares issued in the Merger.

                         (c)  Corporation.  Each of Fiserv and Fiserv Sub is a
                              -----------
"corporation" within the meaning of section 7701(a)(3) of the Code.

                         (d)  Investment Company; No Bankruptcy.  Neither
                              ---------------------------------
Fiserv nor Fiserv Sub is an investment company within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code. Fiserv Sub is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

                 2.2.6.  Title to Properties and Absence of Liens.  Fiserv and
                         ----------------------------------------
its Subsidiaries had good and marketable title to all material properties and assets, real and personal, reflected in the Fiserv Financial Statements, free and clear of all security interests, liens, claims, encumbrances and charges, except (i) liens for current taxes not yet due and payable, (ii) liens, encumbrances and claims disclosed, and (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and do not materially detract from the value, or materially interfere with the use, of the properties subject thereto or affected thereby or otherwise materially impair business operations being conducted thereon. All material leases pursuant to which Fiserv or any of its

Subsidiaries leases real property are valid and effective in accordance with their respective terms in all material respects, and there is no default under any such lease which could result in a forfeiture or termination thereof.

                 2.2.7.  Patents, Licenses and Infringement.  Since December 31,
                         ----------------------------------
1994, neither Fiserv nor any of its Subsidiaries has received any claim alleging invalidity of any important patent, trademark or tradename owned by any of such Persons or infringement of any patent, trademark or tradename held by another. Fiserv is not aware of any facts which it believes would render invalid any important patent, trademark or tradename owned by it or any of its Subsidiaries.

                 2.2.8.  Litigation.  Except as disclosed in the Fiserv
                         ----------
Financial Statements or as set forth in Schedule 2.2.8, there is no judicial or administrative action, suit, investigation, inquiry or proceeding pending or, to the knowledge of Fiserv, threatened, or any reasonable basis therefor, that (a) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Fiserv or result in any liability on the part of the Fiserv in an amount in excess of $1,000,000 individually or (b) questions the validity of this Agreement or of any action taken or to be taken by any member of the Fiserv or any stockholder of Fiserv in connection with this Agreement or the transactions contemplated thereby.

                 2.2.9.  Compliance with Laws and Other Instruments;
                         ------------------------------------------
Governmental Approvals.  (a)  Compliance with Laws, etc.  Except as disclosed in
----------------------        -------------------------
Schedule 2.2.9(a), no member of the Fiserv Group is in material violation of or material default under, or has at any time since December 31, 1996 materially violated or been in material default under, (i) any Applicable Law applicable to it or any of its properties or business or (ii) any provision of its Organizational Documents. Schedule 2.2.9(a) sets forth a correct and complete list of all consent decrees or other similar agreements entered into by any member of the Fiserv Group with any Governmental Authority currently in effect. No Governmental Authority has instituted, implemented, taken or threatened to take any other action the effect of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Fiserv Group.

                  (b)  Governmental Approvals.  Except as disclosed in Schedule
                       ----------------------
2.2.9(b), all material Governmental Approvals necessary for the conduct of the business and operations of each member of the Fiserv Group have been duly obtained and are in full force and effect. There are no proceedings pending or, to the knowledge of Fiserv, threatened that would reasonably be expected to result in the revocation, cancellation or suspension, or any materially adverse modification, of any such Governmental

Approval, and except with respect to Governmental Approvals set forth on
Schedule 2.2.9(b), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification.

                  (c)  Filings.  Since December 31, 1994, each member of the
                       -------
Fiserv Group has filed all material registrations, reports, statements, notices and other material filings required to be filed with the Commission and any other Governmental Authority by such member of the Fiserv Group, to the extent applicable, including all required amendments or supplements to any of the above (the "Fiserv Filings"), except to the extent that failure to file could not,
      --------------
individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Fiserv Group. The Fiserv Filings complied in all material respects, where applicable, with the requirements of the Securities Act, the Exchange Act and any other Governmental Authority. As of their respective dates, each of the Fiserv Filings constituting prospectuses, annual reports on Form 10-K and proxy statements did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Fiserv has made available to BHC Parent complete and correct copies of all Fiserv Filings made within the past two years (including but not limited to all filings on Form 10-K, 10-Q, and 8-K).

                  (d)  Fiserv Financial Statements.  The Fiserv Financial
                       ---------------------------
Statements included in the Fiserv Filings have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis ("GAAP") throughout the periods presented in the Fiserv
                   ----
Financial Statements. The consolidated balance sheets of Fiserv and its Subsidiaries included in Fiserv Financial Statements present fairly in and all material respects the financial position of Fiserv and its Subsidiaries as at the respective dates thereof; and the consolidated statements of operations, statements of changes in stockholders' equity and statements of cash flows of Fiserv and its Subsidiaries included in Fiserv Financial Statements present fairly in all material respects the results of operations, stockholders' equity and cash flows of Fiserv and its Subsidiaries for the respective periods indicated.

                 2.2.10.  ERISA.  (a)  Schedule of Plans, etc.  Schedule
                          -----        ----------------------
2.2.10(a) sets forth a correct and complete list of each Fiserv Plan maintained by Fiserv and for which an IRS Form 5500 was required to be filed within the last twelve months (collectively, the "Fiserv Core Plans"). Fiserv has made available to BHC Parent correct and complete copies of all written Fiserv Core Plans, all related trusts or other funding agreements and the most recent IRS Form 5500 filed in respect of any such Fiserv Core Plan. Except as disclosed on Schedule 2.2.10(a), each Fiserv Plan intended to be qualified under section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification under the Code and, to the knowledge of Fiserv, (x) no amendment has been made to any such Fiserv Plan since the date of its most recent determination letter that would reasonably be expected to result in the disqualification of such Fiserv Plan and (y) no other event has occurred with respect to any such Fiserv Plan which would reasonably be expected to adversely affect the qualification of such Fiserv Plan.

                  (b)  No Minimum Fiserv Funding Standards, etc.  Except as
                       ----------------------------------------
disclosed on Schedule 2.2.10(b), no Fiserv Plan is subject to the minimum funding standards of section 302 of ERISA or section 412 of the Code. No Fiserv Plan is a multiemployer plan (as defined in section 3(37) of ERISA) or a multiple employer plan and, except as disclosed on Schedule 2.2.10(b), no Fiserv Plan is maintained in connection with any trust described in section 501(c)(9) of the Code. No material liability has been incurred pursuant to the provisions of Title I or IV of ERISA by any member of the Fiserv Group or any ERISA Affiliate thereof and no condition or event exists or has occurred which would reasonably be expected to result in any such material liability to any such Person.

                  (c)  Operation of the Fiserv Plans, etc.  Each of the Fiserv
                       ----------------------------------
Plans has been operated and administered in compliance with its terms and all Applicable Law, including but not limited to ERISA and the Code, except for any failures to comply that, individually or in the aggregate, would not reasonably be expected to result in material liability of any member of the Fiserv Group. There are no material claims pending or, to the knowledge of Fiserv, threatened by or on behalf of any employee of any member of the Fiserv Group involving any such Fiserv Plan or its assets (other than routine claims for benefits under the terms of any such Fiserv Plan). All contributions required to have been made to any plan subject to Title IV of ERISA by any member of the Fiserv Group or any ERISA Affiliate thereof pursuant to Applicable Law (including, without limitation, ERISA and the Code) have been made within the time required by such Applicable Law.

                  (d)  No Prohibited Transactions.  Neither any member of the
                       --------------------------
Fiserv Group nor any ERISA Affiliate has any liability with respect to any transaction including a Fiserv Plan in violation of section 406 of ERISA or any "prohibited transaction," as defined in section 4975(c)(1) of the Code, for which no exemption exists under section 408 of ERISA or section 4975(c)(2) or
(d) of the Code, except for any such liability that, individually or in the aggregate, could not reasonably be expected to have a

Material Adverse Effect on the Fiserv Group. Neither any member of the Fiserv Group nor any ERISA Affiliate has participated in violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Fiserv Plan and has any unpaid civil liability under section 502(1) of ERISA, except for any such violation or liability that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Fiserv Group. There are no suits, investigations or other proceedings pending or threatened in writing by any Governmental Authority of or against any Fiserv Plan, the trustee of any assets held thereunder or Fiserv, relating to the Fiserv Plans.

                  (e)  Market Value, etc.  The market value of assets under each
                       -----------------
Fiserv Plan that is a Fiserv Pension Plan, as hereinafter defined, is not materially less than the present value of all benefit liabilities within the meaning of section 4001(a)(16) of ERISA, as determined in accordance with PBGC methods, factors and assumptions applicable to a pension plan terminating on the last day of the plan year immediately preceding the date of this Agreement. For purposes of this Section 2.2.10 "Fiserv Pension Plan" shall mean a funded
                                 -------------------
employee pension benefit plan, as defined in section 3(2) of ERISA, established or maintained by any member of the Fiserv Group or any ERISA Affiliate that is not an individual account plan within the meaning of section 3(34) of ERISA.

                  (f)  Reportable Event.  No Fiserv Plan that is a Fiserv
                       ----------------
Pension Plan has been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC.

                  (g)  No Increase in Expense.  Except for the increase in the
                       ----------------------
match and the employer payment of administration expenses in the Fiserv, Inc. 401(K) Plan, there has been no amendment to, written interpretation or announcement (whether or not written) or change in employee participating or coverage under, any Fiserv Plan that would increase materially the expense of maintaining such Fiserv Plan above the level of expense incurred in respect of such Fiserv Plan for the most recent year.

                  (h)  No Liability, etc.  No liability has been incurred by
                       -----------------
Fiserv or an ERISA Affiliate for any tax, penalty or other liability with respect to any Fiserv Plan.

                  (i)  Required Contributions.  Fiserv has made all required
                       ----------------------
contributions under each Fiserv Plan that is a Fiserv Pension Plan on a timely basis or, if not due yet, adequate accruals therefor have been provided for in the financial statements. No Fiserv Plan that is a Fiserv Pension Plan has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code and no Fiserv Plan that is a Fiserv Pension Plan has provided for or received a waiver of the minimum funding standards imposed by section 412 of the Code.

                  (j)  No Termination.  There has been no termination or
                       --------------
partial termination, as defined in section 411(d) of the Code and the regulations thereunder, of any Fiserv Plan that is a Fiserv Pension Plan.

                  (k)  Welfare Plans.  The Welfare Plans that are group health
                       -------------
plans as defined in COBRA have complied with the requirements of COBRA to provide healthcare continuation coverage, to qualified beneficiaries who have elected, or may elect to have, such coverage, except for any violation that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Fiserv Group. The Fiserv Group, or its agents who administer any of the Welfare Plans, have complied with the notification and written notice requirements of COBRA, except for any violation that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Fiserv Group.

                 2.2.11.  Brokers, Finders, etc.  All negotiations relating to
                          ---------------------
this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of Fiserv in such manner as to give rise to any valid claim against any member of the Fiserv Group or Fiserv Sub for any brokerage or finder's commission, fee or similar compensation.

                 2.2.12.  Pooling of Interests.  Except as disclosed on
                          --------------------
Schedule 2.1.19, to the best of Fiserv's knowledge, after due consultation with its accountants, there is no fact, event or condition on the date hereof that could reasonably be expected to prevent the Pooling Condition from being satisfied under the terms and conditions of the Agreement.

                 2.2.13.  Disclosure.  There is no fact, event or condition
                          ----------
known to Fiserv or Fiserv Sub that since December 31, 1996 through the date hereof has had, or in the future may have (so far as it can now reasonably foresee), a Material Adverse Effect on the Fiserv Group that has not been disclosed in writing to BHC Parent on the date hereof by or on behalf of Fiserv specifically for use in connection with the transactions contemplated by this Agreement. At the date hereof, to the best of Fiserv's knowledge, the transaction contemplated by this Agreement will not have a Material Adverse Effect on BHC Parent or any member of the BHC Group.

                 2.2.14.  Proxy Statement/Prospectus.  On the date on which
                          --------------------------
Fiserv files its Registration Statement with the Commission, on the date of effectiveness thereof, on the date on which the Proxy Statement/Prospectus is mailed to the holders of Common Stock, on the date the stockholders meeting of BHC Parent is held and on the Closing Date, such Registration Statement and the Proxy Statement/Prospectus will comply in all material respects with the requirements of the Securities Act, the rules and regulations of the Commission thereunder and all other applicable requirements, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that the foregoing representation and
                --------  -------
warranty shall not apply to information concerning BHC Parent furnished by BHC Parent in writing expressly for use in such registration statement or in the Proxy Statement/Prospectus.




                                  ARTICLE III

                                   COVENANTS

                 3.1.  Covenants of BHC Parent.
                       -----------------------

                 3.1.1.  Conduct of Business.  From the date hereof to the
                         -------------------
Effective Time, except as contemplated by or in connection with this Agreement or the transactions contemplated hereby, as described on Schedule 3.1.1 or as consented to by Fiserv, any request for such consent to be considered by Fiserv in good faith, BHC Parent will, and will cause each member of the BHC Group to:

                  (a) carry on its business in the ordinary course consistent with past practices, and use all reasonable best efforts (to the extent consistent with good business judgment) to preserve intact its present business organization, keep available the services of its executive officers and key employees, and preserve its relationships with customers, clients, suppliers and others having material business dealings with it;

                  (b) not amend its certificate of incorporation or by-laws or other Organization Document;

                  (c) not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof;

                  (d) not engage in any transaction with Fiserv Sub, Fiserv or any of their respective Affiliates that would be a violation of Applicable Law;

                  (e) not take any action or omit to take any action, which action or omission would result in a breach or inaccuracy of any of the representations and warranties set forth in Section 2.1.5. at, or as of any time prior to, the Effective Time;

                  (f) not sell any assets outside the ordinary course of business consistent with past practices;

                  (g) not purchase any BHC Capital Stock from any shareholder of BHC Parent or pay or declare any dividends or other distribution in respect of the BHC Capital Stock, except for cash dividends permitted under
Section 3.1.8;

                  (h) not enter into any agreements, contracts or commitments for capital expenditures other than in the ordinary course of business consistent with past practices or that provide for in the case of any single agreement or related agreements annual payments by the BHC Group of $2,000,000 or more;

                  (i) not agree or commit to do any of the foregoing referred to in clauses (a) - (h); and

                  (j) promptly advise Fiserv of any fact, condition, occurrence or change known to BHC Parent that is reasonably expected to have a Material Adverse Effect on the BHC Group or cause a breach of this Section 3.1.1.

                 3.1.2.  No Solicitation.  Except as contemplated hereby, BHC
                         ---------------
Parent agrees not to (and shall use reasonable efforts to cause the officers, directors, and employees and any investment banker, attorney, accountant, or other agent retained by it not to) solicit, directly or indirectly, any proposal or offer to acquire all or any significant part of its business and properties or its capital stock, whether by merger, purchase of assets, tender offer or otherwise (a "BHC Acquisition Proposal") or provide any non-public information
              ------------------------
concerning the respective company to any third party in connection with a BHC Acquisition Proposal. Notwithstanding the foregoing, BHC Parent may furnish information or cause information to be furnished to, and may participate in discussions and negotiations directly or through its respective representatives and enter into an agreement relating to a BHC Acquisition Proposal with, any third party (including parties with whom or its respective representatives have had discussions on any basis on or prior to the date hereof) who makes an unsolicited proposal or offer to it, if the BHC Board determines in good faith, after consultation with outside counsel, that the failure to consider such proposal or offer could reasonably be deemed to cause its directors to breach their fiduciary duties under applicable law. In addition, nothing contained in this Agreement shall prohibit BHC directors from (a) issuing a press release or otherwise publicly disclosing the terms of any Acquisition Proposal, (b) taking and disclosing to its stockholders any position, and making related filings with the SEC, as required by Rules 14e-2 and 14d-9 under the Exchange Act with respect to any tender offer or (c) taking any action and making any disclosure to its stockholders which the BHC Board determines in good faith, after consultation with outside counsel, would likely be required to be taken or made under applicable law (including, without limitation, laws relating to the fiduciary duties of directors). In the event BHC Parent receives a BHC Acquisition Proposal, it shall promptly inform the other party as to the receipt of such BHC Acquisition Proposal, unless the BHC Board determines, after consultation with outside counsel, that giving such notice could reasonably be deemed to cause its directors to breach their fiduciary duties under applicable law.

                 3.1.3.  Access and Information.  From the date hereof to the
                         ----------------------
Effective Time, BHC Parent will, and will cause each member of the BHC Group to, give to Fiserv and Fiserv's accountants, counsel and other representatives reasonable access during normal business hours to each such member of the BHC Group and respective offices, properties, books, contracts, commitments, reports and records relating to each member the BHC Group, and to furnish them or provide them access to all such documents, financial data, records and information with respect to the properties and businesses of each member the BHC Group as Fiserv shall from time to time reasonably request, provided that the
                                                            --------
foregoing shall be under the general coordination of BHC Parent and shall be subject to the Confidentiality Agreement. In addition, from the date hereof to the Effective Time BHC Parent will, and will cause each member of the BHC Group to, permit Fiserv and Fiserv's accountants, counsel and other representatives reasonable access to such personnel of the BHC Group during normal business hours as may be necessary to or reasonably requested by Fiserv in its review of the properties of the BHC Group, the business affairs of the BHC Group and the above-mentioned documents and records, provided that BHC Parent shall have the right to have its representatives participate in such discussions with personnel of the BHC Group and such discussions shall be subject to the Confidentiality Agreement.

                 3.1.4.  Subsequent Financial Statements and Filings.
                         -------------------------------------------
(a)  Commission Filings.  From the date hereof to the Effective Time, BHC Parent
     ------------------
will cause the members of the BHC Group to make available to Fiserv, promptly after the same become available, copies of all materials filed with the Commission including the financial statements of the BHC Registered Brokers as the same are filed with the Commission.

                  (b)  Governmental Authority Filings.  From the date hereof to
                       ------------------------------
the Effective Time, BHC Parent will file, or cause to be filed, with the Commission or other relevant Governmental Authority, and promptly thereafter make available to Fiserv, copies of each registration, report, statement, notice or other filing required to be filed by any member of the BHC Group with the Commission or any other Governmental Authority under the Exchange Act, the Securities Act or any other Applicable Law. All such registrations, reports, statements, notices or other filings shall comply in all material respects with Applicable Law.

                  (c)  Inspections and Investigations.  From the date hereof to
                       ------------------------------
the Effective Time, BHC Parent will cause the members of the BHC Group to make available to Fiserv, promptly after the same become available, (i) copies of all inspection reports provided to any member of the BHC Group by the Commission, the NYSE or NASD, authority or any state regulatory authority or any self-regulatory agency and (ii) all correspondence and other documents relating to any inquiry or investigation provided to any member of the BHC Group by the Commission, the NYSE or NASD or any other state regulatory authority or any after self-regulatory agency.

                  (d)  Tax Returns.  From the date hereof to the Effective Time,
                       -----------
each member of the BHC Group shall duly and timely file all material BHC Tax Returns required to be filed on or before the Closing Date (including any valid extensions of time to file). Such BHC Tax Returns shall be prepared on a basis consistent with the prior tax returns and shall not make, amend or terminate any election by such member without Fiserv's prior consent. Each member of the BHC Group shall make available to Fiserv a copy of each such BHC Tax Return.

                 3.1.5.  Public Announcements.  From the date hereof to the
                         --------------------
Effective Time, except as required by Applicable Law, BHC Parent shall not, and shall not permit any member of the BHC Group to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior consent of Fiserv.

                  3.1.6.  Further Actions.  (a)  Generally.  From the date here-
                          ---------------        ---------
of to the Effective Time, BHC Parent will, and will cause each member of the BHC Group to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby.

                  (b) Filings, etc. From the date hereof to the Effective Time,
                      ------------
BHC Parent will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by or on behalf of BHC Parent or any member of the BHC Group pursuant to Applicable Law in connection with this Agreement, the Merger or the consummation of the other transactions contemplated hereby, including but not limited to filings pursuant to the HSR Act. From the date hereof to the Effective Time, BHC Parent, as promptly as practicable, will make, or cause to be made, all such other filings and submissions under any Applicable Law applicable to BHC Parent or any member of the BHC Group and give such reasonable undertakings, as may be required for BHC Parent to consummate the Merger and the other transactions contemplated hereby.

                  (c) Consents. BHC Parent, as promptly as practicable, will use
                      --------
its reasonable best efforts to obtain, or cause to be obtained, the Consents listed on Schedule 2.1.1(b), including without limitation the approval of its shareholders to the consummation of the transactions contemplated hereby.

                  (d) Other Actions. BHC Parent will use, and cause each member
                      -------------
of the BHC Group to use, its reasonable best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for them to fulfill their obligations in respect of this Agreement and the transactions contemplated hereby. BHC Parent will, and will cause each member of the BHC Group to, coordinate and cooperate with Fiserv in exchanging such information and supplying such reasonable assistance as may be reasonably requested by Fiserv in connection with the filings and other actions contemplated by
Section 3.2.6.

                  (e)  Notice of Certain Events.  From the date hereof to
                       ------------------------
the Effective Time, BHC Parent shall promptly notify Fiserv of:

                  (i) any fact, condition, event or occurrence known to BHC Parent that will or reasonably may be expected to result in the failure of any of the conditions contained in Sections 4.1 and 4.2 to be satisfied;

                 (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                (iii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

                 (iv) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of BHC Parent, threatened against, relating to or involving or otherwise affecting any member of the BHC Group which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 2.1.11 or which relate to the transactions contemplated by this Agreement.

                 3.1.7. Registration Statement. At all times up to the
                        ----------------------
Effective Time, BHC Parent will, and will cause the members of the BHC Group to,
(a) give such assistance to Fiserv and its advisors as they may reasonably require in connection with the preparation of the Registration Statement (and any accompanying documents and any matters ancillary thereto) in order to comply with the law and with the requirements of the Commission, the NASD, Nasdaq and any other Governmental Authority, as applicable; (b) inform Fiserv or its advisors in writing promptly if, to the knowledge of BHC Parent, the Registration Statement contains any untrue statement solely with regard to the BHC Group (not including, in any event, combined financial information for Fiserv and BHC Parent) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and (c) inform Fiserv or its advisors in writing promptly if it becomes aware of any matter with regard to the BHC Group the existence of which might require a supplement to the Registration Statement.

                  3.1.8.  Payment of Dividend.  Prior to the Effective Time,
                          -------------------
BHC Parent may declare and pay to its shareholders dividends equal to $.03 per outstanding share per quarter.

                  3.1.9. Offering to BHC Shareholders. BHC Parent shall use
                         ----------------------------
reasonable best efforts to comply with the Securities Act or exemptions available thereunder and all other Applicable Law in connection with the offering of the Merger Shares to the BHC shareholders.

                  3.1.10. Rights Plan. BHC Parent will take such actions as may
                          -----------
be necessary or appropriate to redeem the rights issued pursuant to the Rights Agreement dated November 12, 1996 between BHC Parent and American Stock Transfer & Trust Co. (the "Rights Agreement") prior to the consummation of the transactions contemplated hereby so that such rights do not become exercisable and are not separately distributed as a result of the transactions contemplated hereby.

                  3.1.11.  Issuance of Additional Shares. After BHC receives
                           -----------------------------
shareholder approval and prior to the Effective Time, BHC Parent shall issue and sell in a registered public offering, registered block trade or private placement (the "Offering"), as designated by Fiserv, such number of shares as may be necessary to fulfill the Pooling Condition. The Offering shall be at a price per share reasonably acceptable to Fiserv and shall be accomplished on terms and conditions customary for a registered public offering, registered block trade or private placement, as the case may be, and shall be co-managed or co-agented, as the case may be, by underwriters or agents chosen by BHC Parent and Fiserv. For purposes of the immediately preceding sentence, a price at the market within the meaning of published accounting industry positions on pooling shall be considered to be reasonably acceptable to Fiserv. Such shares shall be treated for all purposes as issued and outstanding shares at the Effective Time. BHC Parent shall not enter into any written agreement (other than this Agreement) obligating it to complete the Offering and the Offering shall not be completed, if so requested by Fiserv prior to BHC Parent's execution and delivery of any such written agreement.

                  3.1.12. Delisting; Transfer Books. BHC parent will take all
                          -------------------------
necessary steps to delist the BHC Common Stock on the NASDAQ National Market, effective as of the Closing Date, in accordance with the rules of the NASDAQ National Market, and BHC Parent shall instruct its transfer agent for the BHC Common Stock to deliver, as of such date, the BHC Parent stock transfer records and related materials to a transfer agent for the Fiserv Shares.

                  3.2.  Covenants of Fiserv and Fiserv Sub.
                        ----------------------------------

                  3.2.1. Conduct of Business. From the date hereof to the
                         -------------------
Effective Time, except as contemplated by or in connection with this Agreement or the transactions contemplated hereby, as described on Schedule 3.2.1 or as consented to by BHC Parent, any request for such consent to be considered by BHC Parent in good faith, Fiserv will, and will cause each member of the Fiserv Group to:

                  (a) carry on its business in the ordinary course consistent with past practices, and use all reasonable best efforts (to the extent consistent with good business judgment) to preserve intact its present business organization, keep available the services of its executive officers and key employees, and preserve its relationships with customers, clients, suppliers and others having material business dealings with it;

                  (b) not amend its certificate of incorporation or by-laws or other Organizational Document;

                  (c) not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof;

                  (d) not engage in any transaction with BHC Parent or its Affiliates that would be a violation of Applicable Law;

                  (e) not take any action or omit to take any action, which action or omission would have a Material Adverse Effect on the Fiserv Group;

                  (f) not pay or declare any dividends or other distribution nor effect a stock split or stock combination in respect of the Fiserv Shares, except ordinary dividends consistent with past practices;

                  (g) not agree or commit to do any of the foregoing referred to in clauses (a)-(f); and

                  (h) promptly advise BHC Parent of any fact, condition, occurrence or change known to Fiserv that is reasonably expected to have a Material Adverse Effect on the Fiserv Group or cause a breach of this Section 3.2.1.

                  3.2.2. Fiserv Acquisition Proposal. In the event Fiserv
                         ---------------------------
receives a Fiserv Acquisition Proposal, it shall promptly so notify BHC Parent, unless the Fiserv Board of Directors determines, after consultation with outside counsel, that giving such notice could reasonably be deemed to cause its directors to breach their fiduciary duty under applicable law. In the event Fiserv enters into a definitive agreement regarding a Fiserv Acquisition Proposal, the Conversion Ratio provided for under Section 1.5 shall be adjusted so that the 20 business day period used in such calculation shall be the 20 business days ending 10 days prior to the announcement of the definitive Fiserv Acquisition Proposal. As used herein, "Fiserv Acquisition Proposal" shall mean
                                       ---------------------------
any proposal or offer to acquire all or any significant part of Fiserv's business and properties or its capital stock, whether by merger, purchase of assets, tender offer or otherwise.

                  3.2.3. Access and Information. From the date hereof to the
                         ----------------------
Effective Time, Fiserv will, and will cause each member of the Fiserv Group to, give to BHC Parent and BHC Parent's accountants, counsel and other representatives reasonable access during normal business hours to each such member of the Fiserv Group respective offices, properties, books, contracts, commitments, reports and records relating to each member the Fiserv Group, and to furnish them or provide them access to all such documents, financial data, records and information with respect to the properties and businesses of each member the Fiserv Group as BHC Parent shall from time to time reasonably request, provided that the foregoing shall be under the general coordination of
         --------
Fiserv and shall be subject to the Confidentiality Agreement. In addition, from the date hereof to the Effective Time Fiserv will, and will cause each member of the Fiserv Group to, permit BHC Parent and BHC Parent's accountants, counsel and other representatives reasonable access to such personnel of the Fiserv Group during normal business hours as may be necessary to or reasonably requested by BHC Parent in its review of the properties of the Fiserv Group, the business affairs of the Fiserv Group and the above-mentioned documents and records, provided that Fiserv shall have the right to have its representatives
--------
participate in such discussions with personnel of the Fiserv Group and such discussions shall be subject to the Confidentiality Agreement.

                  3.2.4. Subsequent Financial Statements and Filings. (a)
                         -------------------------------------------
Filings with a Government Authority. From the date hereof to the Effective Time,
-----------------------------------
Fiserv will file, or cause to be filed, with the Commission, or other relevant Governmental Authority, and promptly thereafter make available to BHC Parent, copies of each registration, report, statement, notice or other filing required to be filed by any member of the Fiserv Group with the Commission, or any other Governmental Authority, or any other Applicable Law. All such registrations, reports, statements, notices or other filings shall comply in all material respects with Applicable Law.

                  (b) Commission Correspondence. From the date hereof to the
                      -------------------------
Effective Time, Fiserv will cause the members of the Fiserv Group to make available to BHC Parent, promptly after the same become available, copies of all correspondence and other documents relating to any inquiry or investigation provided to any member of the Fiserv Group by the Commission.

                  3.2.5. Public Announcements. From the date hereof to the
                         --------------------
Effective Time, except as required by Applicable Law, Fiserv shall not, and shall not permit any member of the Fiserv Group to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior consent of BHC Parent.

                  3.2.6.  Further Actions.  (a)  Generally.  From the
                          ---------------        ---------
date hereof to the Effective Time, Fiserv will, and will cause each member of the Fiserv Group to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby.

                  (b) Filings, etc. From the date hereof to the Effective Time,
                      ------------
Fiserv will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by or on behalf of Fiserv or any member of the Fiserv Group pursuant to Applicable Law in connection with this Agreement, the Merger or the consummation of the other transactions contemplated hereby, including but not limited to filings pursuant to the HSR Act. From the date hereof to the Effective Time, Fiserv, as promptly as practicable, will make, or cause to be made, all such other filings and submissions under any Applicable Law applicable to Fiserv or any member of the Fiserv Group and give such reasonable undertakings, as may be required for Fiserv to consummate the Merger and the other transactions contemplated hereby.

                  (c)  Consents.  Fiserv, as promptly as practicable, will use
                       --------
its reasonable best efforts to obtain, or cause to be obtained, the Consents listed on Schedule 2.2.1(b);

                  (d) Other Actions. Fiserv will use, and cause each member of
                      -------------
the Fiserv Group to use, its reasonable best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for them to fulfill their obligations in respect of this Agreement and the transactions contemplated hereby. Fiserv will, and will cause each member of the Fiserv Group to, coordinate and cooperate with BHC Parent in exchanging such information and supplying such reasonable assistance as may be reasonably requested by BHC Parent in connection with the filings and other actions contemplated by Section 3.1.6.

                  (e)  Notice of Certain Events.  From the date hereof to the
                       ------------------------
Effective Time, Fiserv shall promptly notify BHC Parent of:

                  (i) any fact, condition, event or occurrence known to Fiserv that will or reasonably may be expected to result in the failure of any of the conditions contained in Sections 4.1 and 4.3 to be satisfied;

                 (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                (iii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

                 (iv) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of Fiserv, threatened against, relating to or involving or otherwise affecting any member of the Fiserv Group which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 2.2.8 or which relate to the transactions contemplated by this Agreement.

                  3.2.7.  Tax-Free Reorganization Covenants.  (a) Following the
                          ---------------------------------
Merger, the Surviving Corporation will, and Fiserv will cause the Surviving Corporation to, continue the historic business of BHC Parent or use a significant portion of BHC Parent's business assets in a business.

                  (b) Following the Merger, the Surviving Corporation will not issue, and Fiserv will not cause the Surviving Corporation to issue, additional shares of stock of the Surviving Corporation that would result in Fiserv losing "control" (within the meaning of Section 368(c) of the Code) of the Surviving Corporation.

                  (c) Fiserv has no plan or intention to reacquire any of its Common Stock issued in the Merger.

                  (d) Fiserv has no plan or intention to liquidate the Surviving Corporation; to merge the Surviving Corporation with and into another corporation; to sell or otherwise dispose of the stock of the Surviving Corporation or to cause the Surviving Corporation to sell or otherwise dispose of any of the assets of Fiserv Sub acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in
Section 368(a)(2)(C) of the Code.

                  3.2.8.  Employee Benefit Matters.  Fiserv and Fiserv Sub
                          ------------------------
agree:  (i) for the period beginning at the Effective Time and ending
December 31, 1999 (the "Transition Period"), to maintain, as permitted by
                        -----------------
applicable law (including, but not limited to, the minimum coverage requirements of section 410(b) of the Code, as applied to qualified retirement plans), for the benefit of the current employees of BHC Parent and its Subsidiaries who continue employment with Fiserv or its Subsidiaries after the Effective Time and their respective eligible dependents and beneficiaries ("BHC Employees") the BHC
                                                         -------------
Plans in effect as of the date of this Agreement as set forth in Schedule 2.1.16(a) or to provide benefits under such employee benefit plans as may be adopted from time to time by the Surviving Corporation or its successor that, in the aggregate, are substantially comparable to the benefits offered to current employees of BHC Parent and its Subsidiaries under the BHC Plans; (ii) to waive any limitations regarding pre-existing conditions under any new health benefit plan maintained by the Fiserv Group (and/or any of its affiliates) for the benefit of BHC Employees currently covered or eligible to be covered under existing health benefit plans or in which BHC Employees participate during the

Transition Period; (iii) for all purposes under all benefit plans and policies (except Fiserv's sabbatical plan), to treat all service by BHC Employees with the BHC Group or its Subsidiaries before the Effective Time as service with Fiserv and its Subsidiaries; and (iv) to give effect, in determining any deductible and maximum out-of-pocket limitations with respect to welfare benefit plans maintained by Fiserv (and/or any of its Affiliates) in which BHC Employees participate during the Transition Period, to claims incurred and amounts paid by, and amounts reimbursed to, BHC Employees with respect to similar plans maintained by the BHC Group or its Subsidiaries for their benefit immediately prior to the Effective Time. Fiserv agrees that from and after the Effective Time and until all the liabilities for benefits and expenses have been fully satisfied, Fiserv and/or its Subsidiaries will continue to maintain and administer each of the BHC Group's plans and the trusts maintained as part thereof in accordance with their respective terms and provisions.

                  3.3. BHC Options and Option Plans. (a) Conversion of Options.
                       ----------------------------      ---------------------
As soon as practicable following the date of this Agreement, the Board of Directors of BHC Parent or, to extent of its authority, any committee thereof administering the BHC Option Plans, shall take all actions necessary or appropriate to cause each BHC Option outstanding at the Effective Time, to be converted, effective at the Effective Time and subject to the consummation of the Merger, into an option to purchase, on the same terms and conditions (including exercise rights and restrictions) as were applicable to such BHC Option at the Effective Time, subject to Section 2.1.2(c), a number of Fiserv Shares (with any fractional Fiserv Share being disregarded) equal to the product determined by multiplying the number of shares of Common Stock subject to such BHC Option by the Conversion Ratio, at an exercise price per share (rounded upward to the nearest full cent) equal to the quotient determined by dividing the exercise price of such BHC Option by the Conversion Ratio, subject to the provisions of Section 3.4(b). Such Merger Shares are hereafter referred to as the "Option Conversion Shares".
     ------------------------

                  (b) Notice to Holders. As soon as practicable after the
                      -----------------
Closing Date and in any event within five (5) days thereafter, BHC Parent and Fiserv shall jointly deliver a notice to each BHC Option Holder setting forth
(i) the number of Option Conversion Shares (and the price per share) that may be purchased by such holder upon the exercise of any BHC Options held by such BHC Option Holder after consummation of the Merger, and (ii) confirming that each BHC Option, as converted, shall continue to be subject to the terms and conditions, including without limitation, the terms and conditions relating to exercisability, as in effect with respect to such BHC Option at the Effective Time.

                  (c) BHC Option Plans. Prior to the Effective Time, but
                      ----------------
effective as of the Effective Time, Fiserv shall take all actions necessary or appropriate to assume the BHC Option Plans and to reserve for issuance thereunder the number of Merger Shares covered by the BHC Options at the Effective Time.

                  (d) Form S-8. As soon as practicable following the Effective
                      --------
Time, and in any event within ten (10) days of the Closing Date, Fiserv shall file a Registration Statement on Form S-8 to register the Fiserv Shares issuable upon the exercise of the BHC Options, as converted.

                  3.4.  Pooling Condition. (a)  Pooling.  Each of Fiserv and
                        -----------------       -------
BHC Parent hereby covenant and agree, together with their respective independent accountants, to take all steps reasonably necessary (including, without limitation, the provisions of Section 3.1.11) in order to obtain declaration of effectiveness of a registration statement on Form S-4 under the Securities Act containing pro-forma financial statements that account for the Merger as a pooling of interests in accordance with generally accepted accounting principles. In the event Fiserv reasonably determines, based on the written advice of Fiserv auditors, the consummation of the Merger in accordance with the provisions of Section 1.5 would be accounted for as a pooling of interests in accordance with generally accepted accounting principles (such favorable determination is sometimes referred to herein as the "Pooling
                                                                -------
Condition"), then, subject to the other terms and conditions of this Agreement,
---------
the Merger shall be consummated.

                  (b) Pooling Condition Not Satisfied. If, based on the written
                      -------------------------------
advice of Fiserv's independent auditors, Fiserv reasonably determines that the Pooling Condition will not be satisfied, then, subject to the other terms and conditions of this Agreement, the Merger shall be consummated, provided however, that the Merger Consideration shall be adjusted by modifying the definition of Conversion Ratio such that "$33.50" is replaced with "$31.50."

                  3.5. Nasdaq Requirements. Fiserv shall provide timely notice
                       -------------------
to Nasdaq of its intent to issue additional shares of Fiserv Common Stock to holders of BHC Parent Common Stock pursuant to the Merger and upon the exercise of options to purchase shares of Fiserv Common Stock granted under the BHC Option Plans, and will comply in full with any and all requirements of Nasdaq's National Market System applicable to the issuance of such shares or the trading of such shares subsequent to the Merger.

                  3.6. Registration Statement. As soon as practicable after the
                       ----------------------
execution of this Agreement, Fiserv shall file with the Commission the Registration Statement to register the shares of Fiserv Common Stock to be issued pursuant to the Merger and the resale thereof by persons who may be deemed to be underwriters under Rule 145 of the Securities Act, shall use its reasonable best efforts to have the Commission declare the Registration Statement effective as soon as practicable and shall maintain the effectiveness of the Registration Statement for a period of two (2) years following the Effective Date.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT

                  4.1. Conditions to Obligations of Each Party. The obligations
                       ---------------------------------------
of BHC Parent, Fiserv and Fiserv Sub to effect the Merger and to consummate the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  4.1.1. HSR Act Notification. In respect of the notifications
                         --------------------
of Fiserv and Fiserv Sub on the one hand and BHC Parent on the other hand pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated.

                  4.1.2. No Injunction, etc. Consummation of the transactions
                         ------------------
contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority, and no action or proceeding brought by any Governmental Authority shall be pending at the Effective Time before any court or other Governmental Authority to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby, and there shall not have been promulgated, entered, issued or determined by any court or other Governmental Authority to be applicable to this Agreement any Applicable Law making illegal the consummation of the transactions contemplated hereby and no proceeding brought by any Governmental Authority with respect to the application of any such Applicable Law shall be pending. Prior to the date on which BHC Parent mails the Registration Statement to its stockholders, the Commission shall have declared the Registration statement effective, and as of the dates of the BHC Parent stockholders meeting and the Closing Date, no stop order shall have been entered and no proceedings under Sections 8(d) or 8(e) of the Securities Act shall have been initiated by the Commission.

                  4.1.3.  Other Consents.  The Consent of the shareholders of
                          --------------
BHC Parent to authorize the Merger shall have been received. Copies of all such Consents shall have been delivered to Fiserv and to BHC Parent.

                  4.1.4.  Approval of Merger Shares for Listing.  The Merger
                          -------------------------------------
Shares shall have been approved for listing on Nasdaq upon notice of issuance.

                  4.2. Conditions to Obligations of Fiserv and Fiserv Sub. The
                       --------------------------------------------------
obligations of Fiserv and Fiserv Sub to effect the Merger and to consummate the other transactions contemplated hereby shall be subject to the fulfillment (or waiver by Fiserv Sub) at or prior to the Effective Time of the following additional conditions, which BHC Parent agrees to use its reasonable best efforts to cause to be fulfilled:

                  4.2.1. Representations, Performance, etc. The representations
                         ---------------------------------
and warranties set forth in Section 2.1 shall have been true and correct in all materials aspects at and as of the date hereof, and shall be true and correct in all material respects at and as of the Effective Time as though made at and as of the Effective Time, provided that the accuracy of any representation or
                       --------
warranty that by its terms speaks only as of the date hereof or another date prior to the Effective Time shall be determined solely as of the date hereof or such other date, as the case may be. BHC Parent and its Affiliates shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Effective Time. BHC Parent shall have delivered to Fiserv and Fiserv Sub a certificate, dated the Effective Time and signed by the President or a Vice President of BHC Parent, to the effect set forth above in this Section 4.2.1, provided, however, that such certificate may include, as an attachment
       -----------------
thereto, supplemental disclosure schedules that may modify, supplement or amend the Schedules attached hereto in order to reflect changes or developments since the date hereof made in the ordinary course of business of the BHC Group provided, further, that no such supplemental disclosure schedule shall set forth
-----------------
any change or development that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the BHC Group.

                  4.2.2.  Governmental Approvals.  BHC Parent or a member of
                          ----------------------
the BHC Group shall have obtained all required Governmental Approvals. Copies of all Governmental Approvals shall have been delivered to Fiserv.

                  4.2.3.  Opinion of Counsel.  Fiserv and Fiserv Sub shall have
                          ------------------
received a favorable opinion, in each case addressed to each of them and dated the Closing Date, from Ballard Spahr

Andrews & Ingersoll, special counsel to BHC Parent in form and substance reasonably satisfactory to counsel to Fiserv and Fiserv Sub.

                  4.2.4. Proceedings. All corporate and other proceedings of BHC
                         -----------
Parent and the BHC Group that are required in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such proceedings, shall be reasonably satisfactory to Fiserv Sub and its special counsel, and Fiserv Sub and such counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                  4.2.5. FIRPTA Certification. Fiserv and Fiserv Sub shall have
                         --------------------
received (a) a certification from BHC Parent, dated no more than thirty (30) days prior to the Closing Date and signed by a responsible corporate officer of BHC Parent, that BHC Parent is not, and has not been at any time during the five years preceding the date of such certification, a United States real property holding company, as defined in section 897(c)(2) of the Code, and (b) proof reasonably satisfactory to Fiserv and Fiserv Sub that BHC Parent has provided notice of such certification to the IRS in accordance with the provisions of Treasury regulations section 1.897-2(h)(2).

                  4.3. Conditions to Obligations of BHC Parent. The obligation
                       ---------------------------------------
of BHC Parent to effect the Merger and to consummate the other transactions contemplated hereby shall be subject to the fulfillment (or waiver by BHC Parent), at or prior to the Effective Time, of the following additional conditions, which each of Fiserv and Fiserv Sub agrees to use its reasonable best efforts to cause to be fulfilled:

                  4.3.1. Representations, Performance, etc. The representations
                         ---------------------------------
and warranties set forth in Section 2.2 shall have been true and correct in all material respects at and as of the date hereof, and shall be true and correct in all material respects at and as of the Effective Time as though made at and as of the Effective Time, provided that the accuracy of any representation or
                       --------
warranty that by its terms speaks only as of the date hereof or another date prior to the Effective Time shall be determined solely as of the date hereof or such other date, as the case may be. Fiserv, Fiserv Sub and their respective Affiliates shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Effective Time. Fiserv and Fiserv Sub shall have delivered to BHC Parent a certificate or certificates, dated the Effective Time and signed by the President or a Vice President of each of them, to the effect set forth above in this Section 4.3.1, provided, however, that
                                                     -----------------
such certificate may include, as an
attachment thereto, supplemental disclosure schedules that may modify, supplement or amend the Schedules attached hereto in order to reflect changes or developments since the date hereof made in the ordinary course of business of the Fiserv Group provided, further, that no such supplemental disclosure
                 -----------------
schedule shall set forth any change or development that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Fiserv Group.

                  4.3.2.  Governmental Approvals.  Fiserv or a member of the
                          ----------------------
Fiserv Group shall have obtained all required Governmental Approvals. Copies of all such Governmental Approvals shall have been delivered to BHC Parent.

                  4.3.3. Opinions of Counsel. BHC Parent shall have received a
                         -------------------
favorable opinion, addressed to it and dated the Closing Date, from Charles W. Sprague, general counsel of Fiserv and Fiserv Sub and in form and substance reasonably satisfactory to counsel to BHC Parent.

                  4.3.4. Proceedings. All corporate and other proceedings of
                         -----------
Fiserv Sub and the Fiserv Group that are required in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such proceedings, shall be reasonably satisfactory to BHC Parent and its special counsel, and BHC Parent and such counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                  4.3.5. Tax Opinion. BHC Parent shall have received from
                         -----------
Ballard Spahr Andrews & Ingersoll an opinion substantially to the effect that, on the basis of facts, representations and assumptions referenced in such opinion that are reasonably consistent with the state of facts existing at the Effective Time, the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that no gain or loss will be required to be recognized by a shareholder of BHC Parent to the extent such shareholder receives Merger Shares in exchange for shares of Common Stock. In rendering such opinion, counsel may request and rely upon representations contained in certificates of officers of BHC Parent, Fiserv, Fiserv Sub, and holders of 5% of the Common Stock and others, and BHC Parent, Fiserv and Fiserv Sub shall use their best efforts to make available such truthful certificates.

                  4.3.6. Certificates.  BHC Parent shall have received from
                         ------------
each holder of 5% or more of the Common Stock a certificate to the effect that such holder has no plan or intention to sell, exchange or otherwise dispose of the Fiserv Shares it receives in the Merger.

                                   ARTICLE V

                                  TERMINATION

                  5.1.  Termination.  This Agreement may be terminated at any
                        -----------
time prior to the Effective Time:

                  (a)  by the written agreement of Fiserv Sub and BHC
           Parent;

                  (b) by BHC Parent, on the one hand, or Fiserv Sub, on the other hand, by written notice to the other after 5:00 p.m., Eastern Standard Time, six months from the Closing Date if the Effective Time shall not have occurred by such date (unless the failure of the Effective Time to occur shall be due to any material breach of this Agreement by the party seeking to terminate), unless such date is extended by the mutual written consent of BHC Parent and Fiserv Sub;

                  (c) by either BHC Parent or Fiserv, if (i) the BHC Board shall withdraw or modify in a manner adverse to Fiserv its approval or recommendation of the Merger or (ii) any person or group of persons shall have made a BHC Acquisition Proposal that the BHC Board determines in good faith, after consultation with outside counsel that the failure to accept such BHC Acquisition Proposal could reasonably be deemed to cause the members of the BHC Board to breach their fiduciary duties under applicable law;

                  (d) by BHC Parent, if there has been a material breach on the part of Fiserv or Fiserv Sub of the covenants of Fiserv and Fiserv Sub set forth herein, or any material failure on the part of Fiserv, Fiserv Sub or any of their respective Affiliates to perform its obligations hereunder (provided that the terminating party shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to have been performed or complied with by such terminating party) prior to such time, such that, in any such case, any of the conditions to the effectiveness of the Merger set forth in Section 4.1 or 4.3 could not be satisfied on or prior to the termination date contemplated by Section 5.1(b); or

                  (e) by the Fiserv, if there has been a material breach on the part of BHC Parent of its covenants set forth herein or any material failure on the part of BHC Parent or any of its Affiliates to perform its obligations hereunder (provided that the terminating party shall
                                      --------
           have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to have been performed or complied with by such terminating party) prior to such time, such that, in any such case, any of the conditions to the effectiveness of the Merger set forth in Sections 4.1 or 4.2 could not be satisfied on or prior to the termination date contemplated by
           Section 5.1(b).

                  5.2. Effect of Termination. In the event of the termination of
                       ---------------------
this Agreement pursuant to Section 5.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisors, stockholders or Affiliates, except for any liability resulting from any party's wilful and intentional breach of this Agreement and except that the provisions of Article VI shall survive any such termination. The foregoing sentence shall not be construed to limit any party's obligations under Section 6.3.


                                  ARTICLE VI

                          DEFINITIONS, MISCELLANEOUS

                  6.1. Definition of Certain Terms. The terms defined in this
                       ---------------------------
Section 6.1, whenever used in this Agreement (including in the Schedules but not including the Exhibits except as specified therein) shall have the respective meanings indicated below for all purposes of this Agreement. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

                  Adverse Effect:  any change in, or effect on, or series
                  --------------
           of changes in, or effects on, the business of the affected entity as currently conducted that would result in the incurrence of damages or liability of the sum of $500,000 or more.

                  Affiliate: of a Person means a Person that directly, or
                  ---------
           indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary. "Control" (including the terms "Controlled by" and "under
                        -------
           common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

                  Agreement:  this Agreement and Plan of Merger, including the
                  ---------
           Schedules and Exhibits hereto.

                  Applicable Law: all applicable provisions of all (i) statutes,
                  --------------
           laws, rules, administrative codes, regulations or ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

                  BHC Acquisition Proposal:  as defined in Section 3.1.2.
                  ------------------------

                  BHC Client: any client to which BHC Parent or any of its
                  ----------
           Subsidiaries or Affiliates provides clearing services on the date hereof or on the Closing Date, as the case may be.

                  BHC Contract:  as defined in Section 2.1.8(a).
                  ------------

                  BHC Employees:  as defined in Section 3.2.18.
                  -------------

                  BHC Employment and Withholding Taxes: any federal, state,
                  ------------------------------------
           local, foreign or other employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, or other similar tax, duty or other governmental charge or assessment or deficiencies thereof and all Taxes required to be withheld by or on behalf of each member of the BHC Group in connection with amounts paid or owing to any employee, independent contractor, creditor or other party (including, but not limited to, all interest, additions to tax and penalties thereon, and additions thereto, and whether or not such item or amount is disputed).

                  BHC Facilities:  any property presently or previously
                  --------------
           operated by any member of the BHC Group.

                  BHC Filings:  as defined in Section 2.1.12(c).
                  -----------

                  BHC Financial Statements:  the BHC Parent Financial
                  ------------------------
           Statements.

                  BHC Group: BHC Parent and BHC Parent's direct and indirect
                  ---------
           Subsidiaries.

                  BHC Intellectual Property:  as defined in Section 2.1.9(a).
                  -------------------------

                  BHC Option: each option, warrant or similar right to purchase
                  ----------
           shares of BHC Capital Stock, whether or not vested, granted to any Person pursuant to any BHC Option Plan or otherwise.

           BHC Option Holder:  as defined in Section 2.1.2(c).
           -----------------

           BHC Option Plans:  collectively, the Long Term Incentive Plan,
           ----------------
     Directors' Stock Option Plan, 1992 Stock Option Plan, and each other stock option plan, agreement, commitment or arrangement maintained or entered into by any member of the BHC Group for the benefit of any current or former officer, director or other employee, of any member of the BHC Group, and any and all amendments thereto.

           BHC Parent:  as defined in the introductory paragraph
           ----------
     of this Agreement.

           BHC Parent Financial Statements:  the consolidated financial
           -------------------------------
     statements of BHC Parent and its Subsidiaries as at and for the years ended December 31, 1996 and 1995, including in each case a balance sheet, a statement of operations, a statement of changes in stockholders' equity and a statement of cash flows, together with an audit report thereon by Coopers and Lybrand, LLP, dated February 14, 1997.

           BHC Pension Plan:  as defined in section 2.1.16(e).
           ----------------

           BHC Permitted Encumbrances:  as defined in Section 2.1.7.
           --------------------------

           BHC Plans:  as defined in Section 2.1.16(a).
           ---------

           BHC Registered Broker-Dealers:  as defined in Section 2.1.14(a).
           -----------------------------

           BHC Tax Return:  any return, report, declaration, form, claim for
           --------------
     refund or information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed by or on behalf of any member of the BHC Group.

           BHC Taxes:  as defined in Section 2.1.6(a).
           ---------

           Business Day:  a day other than a Saturday, Sunday or other day on
           ------------
     which commercial banks in New York, New York are authorized or required by law to close.

           Certificate of Merger:  as defined in Section 1.2.
           ---------------------

           Certificates:  as defined in Section 1.8(a).
           ------------

           Closing:  as defined in Section 1.2.
           -------

           Closing Date:  the date of the Closing.
           ------------

           COBRA:  as defined in section 2.1.10(k).
           -----

           Code:  the United States Internal Revenue Code of 1986, as amended.
           ----

           Commission:  the Securities and Exchange Commission.
           ----------

           Common Stock:  the Common Stock, par value $.001 per share, of BHC
           ------------
     Parent.

           Confidentiality Agreement:  that certain letter agreement, dated as
           -------------------------
     of October, 1996, relating to confidential information exchanged between the Fiserv Group and the BHC Group.

           Consent:  any consent, approval, authorization, waiver, permit,
           -------
     license, grant, exemption or order of, or registration, declaration or filing with, any Person, including but not limited to any Governmental Authority.

           Conversion Ratio:  As defined in Section 1.5.
           ----------------

           DGCL:  the General Corporation Law of the State of Delaware, as in
           ----
     effect from time to time.

           Effective Time:  as defined in Section 1.2.
           --------------

           Environmental Law:  all federal, state, local and foreign statutes,
           -----------------
     ordinances, regulations, orders, directives, decrees and other requirements of law and obligations arising under common law, concerning pollution or protection of public health or the environment.

           ERISA:  the Employee Retirement Income Security Act of 1974, as
           -----
     amended.

           ERISA Affiliate:  as to any Person, any other Person which, together
           ---------------
     with such Person, is or has been within the preceding six years treated as a single employer under section 414(b), (c), (m) or (o) of the Code.

           Exchange Act:  the Securities Exchange Act of 1934, as amended, and
           ------------
     the rules and regulations of the Commission promulgated thereunder.

           Exchange Agent:  as defined in Section 1.6.
           --------------

           Fiserv:  as defined in the introductory paragraph of this Agreement.
           ------

           Fiserv Acquisition Proposal:  as defined in Section 3.2.2.
           ---------------------------

           Fiserv Common Stock:  the Common Stock of Fiserv, par value $.01 per
           -------------------
     share.

           Fiserv Core Plan:  as defined in Section 2.2.10.
           ----------------

           Fiserv Employee Options:  each option, warrant or similar right to
           -----------------------
     purchase shares of Fiserv Shares, whether or not vested, granted to any Person pursuant to any Fiserv Option Plan or otherwise.

           Fiserv Filings:  as defined in Section 2.2.9(c).
           --------------

           Fiserv Financial Statements:  the consolidated balance sheet of
           ---------------------------
     Fiserv and its Subsidiaries as at December 31, 1996 and 1995, and the related statements of profit and loss, total recognized gains and losses and cash flows for the years then ended, together with an audit report thereon by Deloitte & Touche LLP dated January 31, 1997.

           Fiserv Group:  Fiserv and Fiserv's direct and indirect Subsidiaries.
           ------------

           Fiserv Pension Plan:  as defined in section 2.2.10(e).
           -------------------

           Fiserv Plan:  each written "employee benefit plan," within the
           -----------
     meaning of section 3(3) of ERISA, and each written bonus, incentive or deferred compensation, stock option or other equity, workers' compensation, retention, change in control or other employee or retiree compensation or benefit plan, program or arrangement that is maintained by any member of the Fiserv Group or any ERISA Affiliate thereof or to which any member of the Fiserv Group or any such ERISA Affiliate contributes or is obligated to contribute or under which any member of the Fiserv Group may otherwise have any material liability.

           Fiserv Shares:  the shares of common stock, $.01 par value, of
           -------------
     Fiserv.

           Fiserv Sub:  as defined in the second recital of this Agreement.
           ----------

           Fiserv Tax Return:  any return, report, declaration, form, claim for
           -----------------
     refund or information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed by or on behalf of any Fiserv Company.

           GAAP:  as defined in Section 2.1.3.
           ----

           Governmental Approval:  any Consent of, with or to any Governmental
           ---------------------
     Authority.

           Governmental Authority:  any nation or government, any state or other
           ----------------------
     political subdivision thereof, including, without limitation, (i) any governmental agency, department, commission or instrumentality of the United States, or any State of the United States, or (ii) any stock exchange or self-regulatory agency or authority.

           Hazardous Substances:  "hazardous substances" under any Environmental
           --------------------
     Law, "pollutants", "contaminants", or "regulated substances" under any Environmental Law, or any other substance considered toxic, hazardous, or a potential threat to public health or the environment, the presence of which might result in a party incurring liability under any Environmental Law.

           HSR Act:  the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
           -------
     as amended, and the rules and regulations thereunder.

           Income Tax:  any federal, state, local or foreign, net or gross
           ----------
     income, receipts, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits or windfall profits Tax or other similar Tax, estimated Tax, duty or other governmental charge or assessment or deficiencies thereof (including, but not limited to, any liability therefor as a member of a consolidated, combined, affiliated or unitary group, as a transferee (including under section 6901 of the Code) or pursuant to a tax sharing or tax allocation agreement, all interest, additions to tax and penalties thereon and additions thereto and whether or not such item or amount is disputed).

           Indebtedness:  as applied to any Person, obligations relating to
           ------------
     capital leases, payments in respect of the deferred purchase price of property, letters of credit, loan agreements and other agreements relating to the borrowing of money or extension of credit.

           Intellectual Property:  United States and foreign trademarks, service
           ---------------------
     marks, trade names, trade dress, domain names, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing; United States and foreign letters patent and patent applications; and inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation and all similar intellectual property rights.

           IRS:  the United States Internal Revenue Service.
           ---

           Knowledge of BHC Parent:  the actual knowledge, after due inquiry, of
           -----------------------
     William T. Spane, Jr., Lawrence E. Donato, Robert B. Kaplan and Richard N. Bare.

           Knowledge of Fiserv:  the actual knowledge, after due inquiry, of
           -------------------
     George D. Dalton, Leslie M. Muma, Kenneth R. Jensen and Charles W. Sprague.

           Lien:  any mortgage, pledge, hypothecation, security interest,
           ----
     encumbrance, title retention agreement, lien, charge or other similar restriction.

           Material Adverse Effect:  with respect to any Person or Persons, a
           -----------------------
     materially adverse effect on the business, financial condition, prospects, results of operations or properties of such Person or Persons, taken as a whole in the event that there is more than one such Person, provided that a loss or threatened loss of a BHC Client shall be deemed not to be a material adverse effect. Any reference in this Agreement to "Material Adverse Effect on the Fiserv Group" shall mean a Material Adverse Effect on the Fiserv Group, taken as a whole and any reference in this Agreement to "Material Adverse Effect on the BHC Group" shall mean a Material Adverse Effect on the BHC Group, taken as a whole.

           Merger:  as defined in the second recital of this Agreement.
           ------

           Merger Consideration:  as defined in Section 1.5.
           --------------------

           Merger Shares:  newly issued shares of Fiserv Common Stock that are
           -------------
     pari passu in all respects with Fiserv Shares outstanding as of the date hereof.

           NASD:  National Association of Securities Dealers, Inc.
           ----

           NYSE:  New York Stock Exchange.
           ----

           Offering:  as defined in Section 3.1.11.
           --------

           Option Conversion Shares:  as defined in section 3.3(a).
           ------------------------

           Organizational Documents:  as to any Person, if a corporation, its
           ------------------------
     articles or certificate of incorporation or memorandum and articles of association, as the case may be, and bylaws; if a partnership, its partnership agreement; and if some other entity, its constituent documents.

           PBGC:  Pension Benefit Guaranty Corporation.
           ----

           Person:  any natural person or any firm, partnership, limited
           ------
     liability partnership, association, corporation, limited liability company, trust, business trust, Governmental Authority or other entity.

           Pooling Condition:  as defined in Section 3.4(a).
           -----------------

           Proxy Statement/Prospectus:  the Proxy Statement/Prospectus forming a
           --------------------------
     part of the Registration Statement.

           Reference Date:  December 31, 1996.
           --------------

           Registration Statement:  the Registration Statement on Form S-4 of
           ----------------------
     Fiserv to be filed with the Commission in respect of the issuance of shares of Fiserv pursuant to this Agreement.

           Scheduled Closing Date:  May 30, 1997 or such other date as the
           ----------------------
     parties may designate jointly in writing, but not later than September 30, 1997.

           Securities Act:  the Securities Act of 1933, as amended.
           --------------

           Subsidiary:  each corporation or other Person in which a Person owns
           ----------
     or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

           Surviving Corporation:  as defined in Section 1.1.
           ---------------------

           Tax:  any federal, state, local or foreign net or gross income,
           ---
     alternative, minimum, accumulated earnings, personal holding company, franchise, doing business, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, excise, custom, transfer, registration, stamp, premium, real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment, social security, disability, workers' compensation, payroll, withholding, estimated or other similar tax, duty or other governmental charge of any kind whatsoever (including, but not limited to, any liability therefor as a member of a consolidated, combined, affiliated or unitary group, as a transferee (including under section 6901 of the Code) or pursuant to a tax sharing or tax allocation agreement, all interest, additions to tax and penalties thereon and additions thereto, and whether or not any such item or amount is disputed).

           Tax Asset:  any net operating loss, net capital loss, investment tax
           ---------
     credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could reduce Taxes through carryovers or carrybacks to other taxable years (including, without limitation, deductions and credits related to alternative minimum Taxes).

           Transition Period:  as defined in section 3.2.8.
           -----------------

           6.2.  Survival of Representations, Warranties and Covenants.  The
                 -----------------------------------------------------
representations and warranties, and covenants and other obligations to be performed prior to or at the Effective Time, contained in this Agreement or in any certificate delivered in connection herewith shall survive the execution and delivery of this Agreement but shall not survive the Effective Time, and any and all breaches of such representations and warranties and covenants and other obligations shall be deemed to be waived as of the Effective Time, except that the covenant of Fiserv and Fiserv Sub contained in Section 3.2.7 shall survive until the fifth anniversary of the Effective Time and the covenant of Fiserv and Fiserv Sub contained in Section 3.2.8 shall survive until December 31, 1999.

           6.3.  Expenses; Transfer Taxes.  (a) Whether or not the transactions
                 ------------------------
contemplated by this Agreement shall be consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne by the party which incurs such cost or expense; provided, that if this Agreement is terminated pursuant to
                      --------
Section 5.1(d) or 5.1(e), such party shall pay the costs and expenses incurred by the other party in connection with this Agreement; and provided, further,
                                                          --------  -------
that all costs and expenses related to the preparation, printing, filing and mailing (as applicable) of the Proxy Statement/Prospectus and all SEC filing fees incurred in connection with the Proxy Statement/Prospectus shall be borne equally by BHC Parent, on the one hand, and Fiserv, on the other hand.

           (b) Notwithstanding the foregoing, provided that Fiserv shall not be in breach of its obligations under this Agreement, if (i) BHC Parent shall have terminated this Agreement pursuant to Section 5.1(c) and (ii) within six months of any such termination, BHC Parent shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle with respect to any BHC Acquisition Proposal, then BHC Parent agrees that it will pay Fiserv a termination fee of $2,000,000 in addition to the amount otherwise payable pursuant to the second provision contained in Section 6.3(a) above.

           6.4.  Severability.  If any provision of this Agreement is
                 ------------
inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

           6.5.  Notices.  All notices, requests, demands waivers, and other
                 -------
communications made in connection with this Agreement shall be in writing and shall be (a) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (b) transmitted by hand delivery or reputable overnight delivery service or (c) sent by telecopy or telegram, addressed as follows:

           (i)   if to Fiserv or Fiserv Sub, to:

                 Fiserv, Inc.
                 255 Fiserv Drive
                 Brookfield, WI  53045

                 Attention:  Kenneth R. Jensen
                             Senior Executive Vice President and
                             Chief Financial Officer

                 With a copy to:

                 Charles W. Sprague
                 Fiserv, Inc.
                 255 Fiserv Drive
                 Brookfield, WI  53045

           (ii)  if to BHC Parent, to:

                 BHC Financial, Inc.
                 One Commerce Square
                 2500 Market Street, 12th Floor
                 Philadelphia, PA  19103

                 Attention:  William T. Spane, Jr.
                 ---------   President

                 With a copy to:

                 Ballard Spahr Andrews & Ingersoll
                 1735 Market Street, 51st Floor
                 Philadelphia, PA  19103

                 Attention:
                 ---------

                 William H. Rheiner, Esquire

or, in each case, at such other address as may be specified in writing to the other parties hereto.

           All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day of such delivery, (x) if by first-class, registered or certified mail, on the fifth Business Day after the mailing thereof, (y) if by reputable overnight delivery service, on the day delivered, (z) if by telecopy or telegram, on the day on which such telecopy or telegram was sent, provided that a copy is also sent that day by a reputable overnight delivery service.

           6.6   Miscellaneous.
                 -------------

           6.6.1.  Headings. The headings contained in this Agreement are for
                   --------
convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

           6.6.2.  Entire Agreement. This Agreement, including the Schedules and
                   ----------------
Exhibits, constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

           6.6.3.  Counterparts. This Agreement may be executed in several
                   ------------
counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

           6.6.4.  Jurisdictional Matters. (a) Governing Law. THIS AGREEMENT
                   ----------------------      -------------
SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF DELAWARE.

           (b)  Jurisdiction.  FISERV, FISERV SUB AND BHC PARENT HEREBY
                ------------
IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE, CITY AND COUNTY OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, (A) THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS, (B) THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR (C) THAT THE INTERNAL LAWS OF THE STATE OF DELAWARE DO NOT GOVERN THE VALIDITY, INTERPRETATION OR EFFECT OF THIS AGREEMENT, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL DISPUTES WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A STATE OR FEDERAL COURT. FISERV, FISERV SUB AND BHC PARENT HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 6.5, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

           (c)  Agent.  Fiserv hereby appoints Corporation Service Company,
                -----
Wilmington, Delaware as its agent for service of legal process in connection with any matter described in this Section 6.6.4.

           6.6.5.  Binding Effect.  This Agreement shall be binding upon and
                   --------------
inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

           6.6.6.  Assignment.  This Agreement shall not be assignable by any
                   ----------
party hereto without the prior written consent of the other parties hereto, provided, however, that Fiserv Sub may, with the consent of BHC Parent (which
--------  -------
consent may not be unreasonably withheld or delayed), assign its rights and obligations under this Agreement to a direct wholly-owned United States Subsidiary of Fiserv.

           6.6.7.  No Third Party Beneficiaries.  Nothing in this Agreement
                   ----------------------------
shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

           6.6.8.  Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES
                   --------------------
THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.8.

           6.6.9.  Amendment; Waivers.  No amendment, modification or discharge
                   ------------------
of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

                 [Remainder of page intentionally left blank.]

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                  BHC FINANCIAL, INC.



                                  By:      /s/ William T. Spane, Jr.
                                     ---------------------------------------
                                     Name: William T. Spane, Jr.
                                     Title: Chairman Chief Executive Officer and
                                            President

                                  FISERV INC.



                                  By:      /s/ Leslie M. Muma
                                     ---------------------------------------
                                     Name: Leslie M. Muma
                                     Title: Vice Chairman, President


                                  FISERV DELAWARE SUB, INC.



                                  By:      /s/ Leslie M. Muma
                                     ---------------------------------------
                                     Name: Leslie M. Muma
                                     Title: Vice Chairman, President